                                                                  Execution Copy

PRIVATE & CONFIDENTIAL


                            DATED 26TH SEPTEMBER 2000


                         J.I.C. HOLDINGS (B.V.I) LIMITED

                             MR. JOSEPH LI SHI YUEN

                                MR. CHUI KAM WAI

                                       AND

                            NAM TAI ELECTRONICS, INC.


                   -------------------------------------------



                                   AGREEMENT

                        RELATING TO THE SALE AND PURCHASE
                      OF THE ENTIRE ISSUED SHARE CAPITAL OF

                                THE J.I.C. GROUP


                   -------------------------------------------

                                    CONTENTS

AGREEMENT

CLAUSE     HEADING                                                             PAGE
1          Definitions and Interpretation                                        1

2          Conditions                                                            5

3          Sale and Purchase                                                     6

4          Consideration                                                         7

5          Earnings Adjustment                                                   7

6          Completion                                                            9

7          Pre-Completion Undertakings of the Seller and the Guarantors         11

8          Warranties                                                           12

9          Indemnity                                                            13

10         Post-Completion Obligations                                          14

11         Miscellaneous                                                        14

12         Notices                                                              15

13         Confidentiality                                                      17

14         Costs and Expenses                                                   18

15         Time                                                                 18

16         Governing Law                                                        18

17         Guarantee                                                            18

18         Process Agent                                                        19

SCHEDULE

NUMBER     DESCRIPTION                                                         PAGE
1          Target Group Organisational Chart                                    20

2          Basic Information Concerning the Subsidiaries                        21

3          The Included Property                                                27

4          The Warranties                                                       28

5          Form of Tax Indemnity                                                46

6          Form of Services Agreements                                          53

7          Form of Lock-Up Agreement                                            75

EXECUTION

EXHIBITS   DESCRIPTION                                                         PAGE
A.         Audited Accounts                                                     79

B.         Management Accounts                                                  80

THIS AGREEMENT is dated                2000 and is made

BETWEEN:

(1) J.I.C. HOLDINGS (B.V.I) LIMITED, a company incorporated in the British Virgin Islands, with registration No.247602, (the "SELLER");

(2) MR. JOSEPH LI SHI YUEN, (I.D. Card Number A977918(6)) ("MR. LI") of c/o J.I.C. Group, Room 811, Tower B, Hunghom Commercial Centre, 37 Ma Tau Wai Road, Hunghom, Kowloon, Hong Kong and MR. CHUI KAM WAI, (I.D. Card Number D438259(6)) ("MR. CHUI") of c/o J.I.C. Group, Room 811, Tower B, Hunghom Commercial Centre, 37 Ma Tau Wai Road, Hunghom, Kowloon, Hong Kong (individually a "GUARANTOR" and together the "GUARANTORS"); and

(3) NAM TAI ELECTRONICS, INC., a company incorporated in the British Virgin Islands, with registration No. 3805, (the "BUYER").

BACKGROUND:-

(A) The Seller has agreed to sell the Sale Shares and the Buyer has agreed to purchase the Sale Shares, subject to and on the terms and conditions of this Agreement.

(B) As at the date hereof and as at Completion, the entire issued share capital of the Seller is and will be beneficially owned and controlled by Mr Li and Mr Chui. Mr Li and Mr Chui have agreed to join in this Agreement for the purposes of guaranteeing the obligations of the Seller under this Agreement and giving certain other representations, warranties and undertakings under this Agreement.

BY WHICH IT IS AGREED as follows:-

1.      DEFINITIONS AND INTERPRETATION

1.1     In this Agreement, unless the context requires otherwise:-

        "ACCOUNTS" means together the Audited Accounts and the Management Accounts;

        "ACCOUNTS DATE" means 31st August 2000;

        "AUDITED ACCOUNTS" means the audited consolidated financial statements of the Seller and its subsidiaries in respect of the last financial year of the Seller ended on 31st March 2000, a copy of which is attached hereto as Exhibit "A";

        "BUSINESS DAY" means any day on which banks in Hong Kong are officially open for business except for Saturdays;

        "COMPANIES ORDINANCE" means the Companies Ordinance (Chapter 32, as amended, of the Laws of Hong Kong);

        "COMPANY" means a company to be newly incorporated in the British Virgin Islands in such manner as may be directed by the Buyer between the period from signing up to

        Completion, to become a wholly owned subsidiary of the Seller and for the purposes of holding the Subsidiaries;

        "COMPLETION" means subject to the fulfilment of the Conditions, completion of the sale and purchase of the Sale Shares and, where the context requires, the performance by the parties of the several obligations contained in Clause 6;

        "COMPLETION DATE" means 27th October 2000 or such other date as the parties may agree being the date upon which Completion is to take place pursuant to Clause 6;

        "COMPUTER EQUIPMENT" means the computer equipment presently installed or located at the premises of each member of the Target Group and used in the business of the Target Group including all associated hardware and software, ancillary and communication equipment connected to it or located at the premises and capable of connection to it and all operating systems software comprised in such equipment and ancillary and communication equipment.

        "CONDITIONS" means the conditions set out in Clause 2.1;

        "DATE COMPLIANT" means having the ability: (i) to process and continue to process data correctly and consistently with reference to any and all dates, including any dates in any century or leap year; (ii) to perform and function without interruption or without being adversely affected by any date or change of date including any date in any century or leap year; and (iii) to produce output (including any output for any interface to other hardware, software or systems) which will, in relation to any date contained within such output, explicitly and unambiguously identify the date in full including the century within which the date falls.

        "EARNINGS ADJUSTMENT" means the amount of any shortfall to be repaid partly in cash and partly in shares by the Seller to the Buyer pursuant to Clause 5;

        "EARNINGS ADJUSTMENT INTEREST" means interest payable at the prime rate of The Hongkong and Shanghai Banking Corporation Limited for HK$ in Hong Kong from time to time, on the Earnings Adjustment for the period from the Completion Date until the date of payment of the cash element of the Earnings Adjustment pursuant to Sub-clause 5.8(a);

        "EARNINGS ADJUSTMENT PERIOD" means the period from 1st April 2000 to 31st March 2001 (inclusive);

        "EMPLOYEES" means all the employees of the Target Group;

        "GUARANTEED PROFIT AMOUNT" means HK$30,000,000 (Thirty million);

        "HK$" means Hong Kong dollars;

        "HONG KONG" means Hong Kong Special Administrative Region of the PRC;

        "HONG KONG GAAP" means Hong Kong Generally Accepted Accounting
        Principles;

        "INITIAL CASH CONSIDERATION" means a HK$ sum amounting to one third of the Initial Consideration, rounded down or up to the nearest HK$;

        "INITIAL CONSIDERATION" means HK$255,000,000 (Two hundred and Fifty-five million) less the NAV Adjustment, to be satisfied by the Buyer on Completion in accordance with Clause 4.2;

        "JETUP" means Jetup Development Limited, a company under the laws of Hong Kong, having registered number 383237;

        "JETUP SHARES" means the entire issued and outstanding share capital of Jetup;

        "JIEDA" means Jieda Electronics (Shenzhen) Co. Ltd. (               ) a
        wholly owned foreign enterprise established in the PRC;

        "JIEDA EQUITY INTEREST" means the entire investment and equity interest of JIC Holding in Jieda;

        "JIC HOLDINGS" means J.I.C. (Holdings) Company Limited, a company incorporated in Hong Kong, having registered number 161258, being the present owner of the Included Property but not a member of the Target Group;

        "INCLUDED PROPERTY" means the property owned by JIC Holdings, particulars of which are set out in Part 1 of Schedule 3;

        "LOCK-UP AGREEMENT" means the lock-up agreement to be entered into on Completion by the Seller, substantially in the form set out in Schedule 7;

        "MANAGEMENT ACCOUNTS" means the unaudited consolidated management accounts of the Seller and its subsidiaries for the five month period ended on the Accounts Date, copies of which are attached hereto as Exhibit "B";

        "NAMTAI COMMON STOCK" means such number of shares of the common stock of the Buyer which is the result of the following formula :- (Two thirds of the Initial Consideration, as adjusted) divided by the average market closing price of one share of the common stock of the Buyer as reported on NASDAQ for each day during the period from 26th September to 24th October 2000 (inclusive) on which NASDAQ is open for trading and on which at least 10,000 shares of Namtai Common Stock are traded (the "AVERAGE MARKET CLOSING PRICE"), rounded down or up to the nearest whole number;

        "NASDAQ" means "The Nasdaq Stock Market" of and in the United States of America;

        "NAV ADJUSTMENT" means any shortfall between the Certified NAV and the net asset value of the Target Group as shown in the Management Accounts;

        "NET INCOME" means the Total Revenues less operating costs, expenses, taxation and minority interests, but excluding extraordinary items, for the Earnings Adjustment Period;

        "PRC" means the People's Republic of China, and for the purposes of this Agreement, excluding Hong Kong, Macau Special Administrative Region of the PRC and Taiwan;

        "SALE SHARES" means the entire issued share capital of the Company;

        "SELLER'S AUDITORS" means such auditors as the Seller may appoint for the purpose of reviewing the Draft Accounts in accordance with Clause 5;

        "SERVICES AGREEMENTS" means service contracts to be entered into on Completion by the Company with Mr. Li and Mr. Chui respectively, substantially in the form of the draft Services Agreements set out in
        Schedule 6;

        "SUBSIDIARIES" means, for the purposes of this Agreement, each of the companies and other corporations and bodies corporate shown in the organisational chart set out in Schedule 1 (with the exception of JIC Holdings, the Seller and the Company), details of which are set out in
        Schedule 2;

        "TARGET GROUP" means the Company together with the Subsidiaries and references to "TARGET GROUP COMPANY" and to any "MEMBER OF THE TARGET GROUP" shall be construed accordingly;

        "TARGET GROUP'S AUDITORS" means Messrs. Deloitte Touche Tohmahtsu, Certified Public Accountants, Hong Kong or such other auditors as the Target Group may appoint from time to time;

        "TAXATION" means taxation as defined in the Tax Indemnity;

        "TAX INDEMNITY" means the tax indemnity referred to in Clause 6.1(a)(iii) and in the form set out in Schedule 5;

        "TOTAL REVENUES" means the turnover of the Target Group, interest income and the income arising from and/or incidental to the Target Group's operations during the Earnings Adjustment Period;

        "TRANSFERRING ASSETS" is defined in Clause 7.2;

        "WARRANTIES" means the representations, warranties and undertakings set out in Schedule 4;

        (a) words and expressions defined in the Companies Ordinance shall bear the same respective meanings when used herein;

        (b) reference to any statute or statutory provision shall include any statute or statutory provision which amends or replaces, or has amended or replaced, it and shall include any subordinate legislation made under the relevant statute or statutory provision;

        (c) a body corporate shall be deemed to be associated with another body corporate if it is a holding company or a subsidiary of that other body corporate or a subsidiary of a holding company of that body corporate;

        (d) references to Clauses, Sub-clauses, Schedules and Exhibits are to Clauses and Sub-clauses of and Schedules and Exhibits to this Agreement;

        (e) references to writing shall include typewriting, printing, lithography, photography, telefax and telex messages and other modes of reproducing words in a legible and non-transitory form; and

        (f) words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include bodies corporate or unincorporate.

1.2 Headings are for convenience only and shall not affect the construction of this Agreement.

1.3     In construing this Agreement:-

        (i) the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and a particular class of acts, matters or things; and

        (ii) general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

1.4 The Schedules and Exhibits form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Exhibits and the Schedules.

2.      CONDITIONS

2.1     Completion of this Agreement is conditional upon:-

        (a) the Buyer being reasonably satisfied in all respects with the legal, financial and commercial due diligence exercise which it, it's professional advisors and other agents and representatives may conduct in relation to the Target Group, which due diligence exercise the parties agree shall commence as soon as practicable after execution of this Agreement;

        (b) the Guarantors providing evidence reasonably satisfactory to the Buyer that the Transferring Assets vested in JIC Holdings have been transferred to a Target Group Company or Target Group Companies nominated by the Buyer, in accordance with Clause 7.2;

        (c) the accountant's report being duly prepared and delivered to the Buyer in accordance with Clause 4.4;

        (d) the number of shares of Namtai Common Stock calculated in accordance with the formula set out in Clause 1.1 not exceeding 19.9% of the total number of shares of common stock of the Buyer outstanding immediately prior to Completion;

        (e) JIC Holdings executing and delivering to the Buyer a declaration of trust, in a form to be prepared by the Buyer's solicitors and in all respects acceptable to the Buyer, whereby JIC Holdings declares that with effect from Completion it shall hold its legal interest in the Jieda Equity Interest on trust for the relevant Target Group Company pending the transfer of such legal interest to the relevant Target Group Company in accordance with Clause 10.2; and

        (f) the establishment of the Company to the satisfaction of the Buyer.

2.2 The Seller shall use its best endeavours to procure the fulfilment of the Conditions referred to in Sub-clauses 2.1(b), 2.1(c), 2.1(e) and 2.1(f) prior to the Completion Date.

2.3 To the extent that any of the Conditions is or may not be satisfied in full prior to Completion, such Condition or Conditions may be waived by the Buyer at its absolute discretion and to such extent it thinks fit by giving notice in writing to the Seller.

2.4 If any of the Conditions is not duly fulfilled (or waived by the Buyer) on or before the Completion Date, the Buyer shall be entitled to terminate this Agreement without penalty by giving notice to the Seller, whereupon all liabilities of the Buyer hereunder shall cease and determine (without prejudice to any of the other rights or remedies available to the Buyer).

3.      SALE AND PURCHASE

3.1 The Seller as legal and beneficial owner shall sell the Sale Shares free from all liens charges encumbrances equities and adverse interests and with all rights now attached thereto including, in the case of the Sale Shares, the right to receive all dividends and other distributions declared, made or paid on or after the Accounts Date and the Buyer relying on the representations, warranties, undertakings and indemnities of the Seller contained or referred to herein shall purchase the Sale Shares with effect from Completion.

3.2 The Seller hereby waives any right of pre-emption which it may have in respect of the Sale Shares, whether pursuant to the Articles of Association of the Company or otherwise howsoever arising.

3.3 Pending Completion or the Conditions failing, the Seller shall procure that the Buyer and any person authorised by him shall be given full access to all the books and records of the Target Group and that the directors, officers and employees of the Target Group will be instructed to give promptly all such information and explanations as the Buyer or any such person may reasonably request.

4.      CONSIDERATION

4.1 The consideration for the sale of the Sale Shares shall be the Initial Consideration less the Earnings Adjustment (if any).

4.2     The Initial Consideration shall be satisfied by:-

        (a) the payment of the Initial Cash Consideration to the Seller in cash on Completion; and

        (b) the issuance by the Buyer of the Namtai Common Stock to the Seller in accordance with Sub-clause 6.1(f) and Clause 6.3. The Buyer shall procure that such Namtai Common Stock is issued credited as fully paid and non assessable and free from all pre-emption and priority rights, options, claims, equities, liens, charges, encumbrances and third party rights of any kind, and that the Namtai Common Stock will rank pari passu with all other common stock of Namtai in issue on the date of such issue. The Buyer shall take such steps as may be required to authorize such Namtai Common Stock for quotation on NASDAQ in accordance with the applicable rules of NASDAQ.

4.3 The Earnings Adjustment (if any) shall be calculated and the Seller shall satisfy the same in accordance with Clause 5.

4.4 Forthwith following the signing of this Agreement, the Seller shall procure that the Target Group's Auditors shall perform a limited scope review of the Management Accounts and shall thereafter prepare an accountant's report, prepared in accordance with Hong Kong GAAP, in respect of such Management Accounts together with a statement (the "NAV STATEMENT") showing a valuation as at 31st August 2000 of the net assets of the Target Group and the parties agree that such valuation shall be the "CERTIFIED NAV" for the purposes of calculating the amount of the NAV Adjustment. The Seller shall procure that such accountant's report is delivered to the Buyer not later than five (5) Business Days prior to the Completion Date.

5.      EARNINGS ADJUSTMENT

5.1 The amount of the Earnings Adjustment (if any) shall be the amount of the shortfall (if any) between the Net Income and the Guaranteed Profit Amount, multiplied by eight point five (8.5).

5.2 The unaudited financial statements of the Target Group for the Earnings Adjustment Period shall be prepared in accordance with Hong Kong GAAP and audited by the Target Group's Auditors.

5.3 The Buyer shall procure that the Target Group's Auditors shall prepare and deliver to the Seller a copy of the draft audited consolidated financial statements of the Target Group for the Earnings Adjustment Period accompanied by a draft certificate stating the Net Income and Earnings Adjustment (if any) (together, the "DRAFT ACCOUNTS") as soon as practicable after the end of the Earnings Adjustment Period and in any event within a period of three (3) months thereafter.

5.4 When the Draft Accounts have been prepared the Buyer shall forthwith deliver a copy thereof to the Seller for review. The Seller and the Seller's Auditors shall be entitled to discuss the Draft Accounts with the Target Group's Auditors.

5.5 Within 20 Business Days after the Buyer has delivered the Draft Accounts to the Seller the parties shall procure that the Seller's Auditors and the Target Group's Auditors meet to review the Draft Accounts and to satisfy themselves that they have been duly prepared in accordance with this Agreement and that the Net Income and Earnings Adjustment (if any) figures have been correctly certified. The Seller shall then within ten Business Days following the meeting either:-

        (a) confirm in writing to the Buyer that they agree that the Draft Accounts have been duly prepared and that the Net Income and Earnings Adjustment (if any) figures have been correctly certified; or

        (b) give notice in writing to the Buyer explaining (in reasonable detail) why they are unable so to confirm.

5.6 If the Seller fails so to confirm or to give such notice in accordance with Clause 5.5, the Draft Accounts and the certificate of the Net Income and Earnings Adjustment (if any) figures shall be conclusively deemed to have been accepted and agreed by the Seller and the Buyer.

5.7 If the Seller gives notice in accordance with Sub-clause 5.5(b), the parties shall endeavour to resolve all matters in dispute as soon as practicable. In the event of their failing to resolve such matters within 10 Business Days of the giving of such notice (the "RESOLUTION PERIOD") either the Buyer or the Seller may refer all matters in dispute for resolution to an independent chartered accountant. The identity of such accountant shall be agreed between the parties and he shall be appointed within five Business Days of the expiry of the Resolution Period (the "APPOINTMENT PERIOD"). If there is a failure to make such appointment within the Appointment Period, the appointment shall be made by the President for the time being of the Hong Kong Society of Accountants within five Business Days of the expiry of the Appointment Period, on the application of either the Buyer or the Seller. Such accountant shall be instructed to determine the dispute in accordance with the provisions of this Clause 5 and to make such determination as soon as practicable and in any event within 20 Business Days of his being instructed. In making such determination such accountant shall act as an expert and not as an arbitrator and his decision shall (in the absence of manifest error) be final and binding on the parties. The costs of such accountant shall be borne by the parties in the proportions he may direct or, in the absence of direction, as to one half by the Buyer and as to the other half by the Seller.

5.8 Payment and satisfaction of the Earnings Adjustment (if any) shall be made as follows:

        (a) On the twentieth Business Day after the amount of the same has been agreed or finally determined in accordance with Clause 5.7 the Seller shall pay to the Buyer one third of the amount of the Earnings Adjustment together with the amount of the Earnings Adjustment Interest;

        (b) The payment to be made pursuant to Sub-clause 5.8(a) shall be made by telegraphic transfer to such bank account of the Buyer as the Buyer may specify and shall be deemed made when credited to that account as cleared funds; and

        (c) The balance (two thirds) of the Earnings Adjustment shall be satisfied by the immediate cancellation by the Buyer of such number of shares of the Namtai Common Stock as were issued to the Seller pursuant to Sub-clause 4.2(b) which is the result of the following formula:- (Two thirds of the total amount of the Earnings Adjustment) divided by the Average Market Closing Price, rounded down or up to the nearest whole number.

5.9 The Seller shall pay to the Buyer all amounts which become payable pursuant to this Clause 5 in full free from any deduction, withholding, counterclaim or set-off whatsoever.

6.      COMPLETION

6.1 Completion shall, subject to the Conditions having been duly fulfilled, take place at the Mandarin Oriental Hotel, Macau (or such other place as may be mutually agreed by the parties) on or before the Completion Date when all (but not part only) of the following business shall be transacted:-

        (a) the Seller shall deliver to the Buyer or procure the delivery to the Buyer of:-

                (i) duly executed share transfer instruments (in a form complying with all applicable laws) in respect of the Sale Shares in favour of the Buyer and/or his nominees together with the relative certificates therefor;

                (ii) such other documents as may be required to give good title to the Sale Shares or which may be necessary to enable the Buyer or his nominees to procure the registration of the same in the name of the Buyer or his nominees;

                (iii) the Tax Indemnity duly executed by the Seller and by each Target Group Company;

                (iv) the statutory and minutes books (which shall be written up to but not including the date of Completion), Common Seal, Certificate of Incorporation, all business registration certificates, licences, approvals and consents, together with copies of the Memorandum and Articles of Association (or equivalent constitutional documents), cheque books, books of account (all complete and written up to Completion), copies of all tax return(s) filed and related correspondence (if any), all current insurance policies, all contracts (if any) to which any member is a party and all other documents and records of each Target Group Company;

                (v) one execution copy of the Lock-Up Agreement duly executed by the Seller.

                (vi) all original title deeds of the Included Property and including without limitation the relevant Agreement for Sale and Purchase and Assignment for the Included Property duly executed by JIC Holdings and the relevant number of the Target Group together with questionnaire for stamp duty and duly completed memorial for registration;

                (vii) evidence reasonably satisfactory to the Buyer that the Jetup Shares and the Jieda Equity Interest have been transferred in accordance with Clause 7.2;

                (viii) a certified true copy of a resolution of the shareholders of JIC Holdings approving the transfer of the Transferring Assets as contemplated in Clause 7.2;

                (ix) a certified true copy of the accountant's report as referred to in Sub-clause 2.1(c);

                (x) one execution copy of the declaration of trust referred to in Sub-clause 2.1(e) duly executed by JIC Holdings; and

                (xi) evidence (to the Buyer's satisfaction) of the authority of any person signing on any instrument or document on behalf of the Seller and JIC Holdings.

        (b) the Seller shall procure a board meeting to be held of the Company and each other member of the Target Group at which resolutions shall be passed (where appropriate):-

                (i) to approve and give effect to all of the matters referred to above;

                (ii) to approve (subject to stamping, where necessary) the Buyer and his nominees for registration as the holders of the Sale Shares;

                (iii) to appoint such additional directors of any members of the Target Group as the Buyer may require, all with effect from the close of business of the relevant meeting;

                (iv) where requested by the Buyer, to change the authorised signatories of each member of the Target Group to operate its bank accounts and otherwise conduct its business as the Buyer may require;

                (vi) to deal with and resolve upon such other matters as the Buyer shall reasonably require for the purposes of giving effect to the provisions of this Agreement.

        (c) Mr. Li and Mr. Chui shall each deliver to the Buyer one counterpart of each of the Services Agreements duly executed by Mr. Li and Mr. Chui respectively.

        (d) the Buyer shall pay to the Seller the Initial Cash Consideration in cash in immediately available funds as partial satisfaction of the Initial Consideration;

        (e) the Buyer shall deliver to Mr. Li and Mr. Chui respectively one counterpart of each of the Services Agreements duly executed by the Buyer; and

        (f) the Buyer shall hold a board meeting or otherwise adopt resolutions authorizing and approving the issuance of the Namtai Common Stock to the Seller.

6.2 No party shall be obliged to complete this Agreement or perform any obligations hereunder unless the other parties comply fully with the requirements of Clause 6.1.

6.3 The Seller agrees that the share certificates representing the Namtai Common Stock may be held by the Buyer in security of the completion of the transfer of the legal ownership of JIC Holdings to the Jieda Equity Interest to the relevant Target Group Company in accordance with Clause 10.2.

7.      PRE-COMPLETION UNDERTAKINGS OF THE SELLER AND THE GUARANTORS

7.1 The Seller hereby undertakes to procure that pending Completion no member of the Target Group will (save as contemplated by this Agreement or as the Buyer may agree in writing):-

        (a) issue or agree to issue any share or loan capital or grant or agree to grant any option over or right to acquire any share or loan capital;

        (b) enter into any transaction, agreement or contract, trade or carry on business, acquire or dispose of any interest in any asset (in each case other than in the ordinary course of normal day to day trading as carried on at the date of this Agreement and for full consideration) or create or undertake any capital commitment or actual or contingent liability whatsoever;

        (c) create or permit to arise any lien, charge, encumbrance, pledge, mortgage or other third party right or interest on or in respect of any of its undertaking, property or assets;

        (d) borrow any money other than in the ordinary course of normal day to day business of the Target Group as carried on at the date of this Agreement;

        (e)     declare, pay or make any dividends or other distributions; or

        (f) appoint any directors, secretaries or (pursuant to any power of attorney or similar authority) attorneys.

7.2 The Guarantors undertake to procure that the legal and beneficial ownership of the Included Property and the Jetup Shares and the beneficial ownership of the Jieda Equity Interest (together the "TRANSFERRING ASSETS") vested in JIC Holdings shall be transferred to the Target Group (and to such members of the Target Group as the Buyer shall direct) prior to or on Completion for an aggregate consideration not exceeding HK$10,000,000 to be paid by the Target Group in cash. The Guarantors further jointly and severally undertake that such Transferring Assets shall be transferred to the relevant member or members of the Target Group free from all mortgages, charges, encumbrances, claims, equities, liens and third party rights of any kind. All costs and disbursements including stamp duty and any registration fees in respect of the transfer of the Transferring Assets shall be borne by the Guarantors.

7.3 The Seller undertakes to procure that pending Completion each member of the Target Group will operate the businesses of the Target Group in compliance with the Buyer's Payment Approval and Authorisation procedures.

8.      WARRANTIES

8.1 The Seller represents, warrants and undertakes to and with the Buyer in the terms set out in Schedule 4.

8.2 The Seller accepts that the Buyer is entering into this Agreement in reliance upon each of the Warranties notwithstanding any investigations which the Buyer, his agents or advisors may have made and jointly and severally undertake to indemnify the Buyer against any costs (including all legal costs on a solicitor and own client basis), expenses or other liabilities which he may incur in connection with:-

        (i) the settlement of any claim that any of the Warranties are untrue or misleading or have been breached;

        (ii) any legal proceedings in which the Buyer claims that any of the Warranties are untrue or misleading or have been breached and in which judgment is given for the Buyer; or

        (iii)   the enforcement of any such settlement or judgment.

8.3 Each of the Warranties shall be construed as a separate Warranty and (save as expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other terms of this Agreement.

8.4 Any rights to which the Buyer may be or become entitled by reason of any of the Warranties and all remedies which may be available to the Buyer in consequence of any of the Warranties being untrue or misleading or breached shall enure for the benefit of any subsidiary of the Buyer which is the beneficial owner for the time being of the Sale Shares and accordingly any loss which is sustained by such beneficial owner for the time being of the Sale Shares in consequence of any of the Warranties being untrue misleading or breached shall be deemed to be that of the Buyer and the Buyer may bring proceedings and exercise any other remedy on the footing that he has been the beneficial owner of the Sale Shares at all times from Completion.

8.5 The Seller hereby undertakes that it will from time to time and at any time, whether before or after Completion, forthwith disclose in writing to the Buyer any event, fact or circumstance which may become known to them after the date hereof and which is materially inconsistent with any of the Warranties or which could reasonably be expected materially to affect a purchaser for value of the Sale Shares or which may entitle the Buyer to make any claim under this Agreement.

9.      INDEMNITY

        The Guarantors hereby jointly and severally undertake to indemnify the Buyer on demand, for itself or as trustee for each Target Group Company, from and against any and all loss, liability, Taxation, costs and expenses which the Buyer or any Target

        Group Company may incur as a result of or arising in connection with:-

        (a) the transfer of any of the Transferring Assets pursuant to Clause 7.2 being deemed or held or challenged as a transfer at undervalue within the meaning of the relevant laws of Hong Kong;

        (b) any corporate restructuring which has occurred to the Seller and its subsidiaries (including but not limited to the Target Group) prior to Completion; and

        (c) JIC Holdings holding the legal interest to the Jieda Equity Interest for any period after Completion, as contemplated in Clause 10.2 and/or the Guarantors' failure to comply with their obligation to procure the transfer of such interest to the Target Group in accordance with Clause 10.2.

10.     POST-COMPLETION OBLIGATIONS

10.1 The Seller undertakes to the Buyer that it will do all such acts and things and execute all such deeds and documents as may be necessary or desirable to carry into effect or to give legal effect to the provisions of this Agreement and the transactions hereby contemplated.

10.2 The Guarantors hereby jointly and severally undertake to the Buyer that the legal ownership of JIC Holdings to the Jieda Equity Interest shall be transferred to the Company (or such other member of the Target Group as the Buyer may direct), within a period of six (6) months after the Completion Date, and free from all mortgages, charges, encumbrances, claims, equities, liens and third party rights of any kind.

11.     MISCELLANEOUS

11.1 Any provision of this Agreement which is capable of being performed after but which has not been performed at or before Completion and all Warranties and indemnities and other undertakings contained in or entered into pursuant to this Agreement shall remain in full force and effect notwithstanding Completion and shall, in the case of the Warranties, be repeated with reference to the facts and circumstances subsisting at Completion.

11.2 This Agreement shall be binding on and enure for the benefit of the successors of each of the parties but subject to Clause 8.4, shall not be assignable.

11.3 Any remedy conferred on any party hereto for breach of this Agreement (including the breach of any Warranty) or under the Tax Indemnity shall be in addition and without prejudice to all other rights and remedies available to him and the exercise of or failure to exercise any remedy shall not constitute a waiver by such party of any of his rights or remedies.

11.4 This Agreement constitutes the whole agreement between the parties relating to the sale and purchase of the Sale Shares (no party having relied on any representation made by the other party which is not a term of this Agreement) and no future variation shall be effective unless made in writing and signed by each of the parties.

11.5 This Agreement shall supersede all and any previous agreements or arrangements between the parties hereto or any of them relating to the Company or to any other matter referred to in this Agreement and all or any such previous agreements or arrangements (if any) shall cease and determine with effect from the date hereof.

11.6 If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the remaining provisions hereof shall in no way be affected or impaired thereby.

11.7 This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which is an original but, together, they constitute one and the same agreement.

11.8 If this Agreement is terminated by the Buyer pursuant to Clause 2.4 as a result of the non-fulfilment of the Condition referred to in Sub-clause 2.1(d), the Seller undertakes and agrees that during the period from such date of termination until [date] it will not and will procure that each of its subsidiaries and associated companies and each of their respective directors, officers, shareholders, employees, agents or advisers will not, without the prior written consent of the Buyer, directly or indirectly solicit or initiate any approach from or enter into or pursue any discussions with or provide information to any third party other than the Buyer or its advisers in relation to the proposed sale and purchase of the Sale Shares or any of them.

12.     NOTICES

12.1    In Writing and Methods of Delivery

        Every notice or communication under this Agreement must be in writing and may, without prejudice to any other form of delivery, be delivered personally or sent by post or transmitted by fax.

12.2    Authorised Addresses and Numbers

        (a) In the case of posting, the envelope containing the notice or communication must be addressed to the intended recipient at the authorised address of that party and must be properly stamped or have the proper postage prepaid for delivery by the most expeditious service available (which will be airmail if that service is available) and, in the case of a fax or telex, the transmission must be sent to the intended recipient at the authorised number of that party.

        (b) Subject to Clause 12.3, the authorised address, fax and telex numbers of each party, for the purpose of Clause 12, are as follows:-

        J.I.C. Holdings (BVI) Limited

        Address:

        Room 811, Tower B,
        Hunghom Commercial Centre,
        37 Ma Tau Wai Road,
        Hunghom,
        Kowloon,
        Hong Kong

        Fax: (852) 2764 1884
        For the attention of Mr. Joseph Li Shi Yuen and Mr. Chui Kam Wai

        Mr. Joseph Li Shi Yuen

        Address:

        c/o J.I.C. Group
        Room 811, Tower B,
        Hunghom Commercial Centre,
        37 Ma Tau Wai Road,
        Hunghom,
        Kowloon,
        Hong Kong

        Fax: (852) 2764 1884

        Mr. Chui Kam Wai

        Address:

        c/o J.I.C. Group
        Room 811, Tower B,
        Hunghom Commercial Centre,
        37 Ma Tau Wai Road,
        Hunghom,
        Kowloon,
        Hong Kong

        Fax: (852) 2764 1884

        NAM TAI Electronics Inc.

        Address:

        c/o Nam Tai Electronic & Electrical Products Ltd.,
        Unit 4, 9/F., Tower 1,
        China Hong Kong City,
        33 Canton Road,
        TST,
        Kowloon,
        Hong Kong

        Fax: (852) 2263 1222
        For the attention of  Mr. M. K. Koo

12.3    Notification of Changes

        No change in any of the particulars set out in Clause 12.2(b) will be effective against a party until it has been notified to that party.

12.4    Deemed Giving of Notice and Receipt

        A notice or communication will be deemed to have been duly given and received:-

        (a) on personal delivery to any director or the secretary of an addressee or on a business day to a place for the receipt of letters at that addressee's authorised address;

        (b) in the case of posting, where the addressee's authorised address is in the same country as the country of posting, at 10 a.m. (local time at the place where the address is located) on the second business day after the day of posting;

        (c) in the case of posting, where the addressee's authorised address is not in the same country as the country of posting, at 10 a.m. (local time at the place where that address is located) on the fifth business day after the day of posting;

        (d) in the case of a fax, on issue to the sender of an O.K. result confirmation report or, if the day of issue is not a business day, at 10 a.m. (local time where the authorised fax number of the intended recipient is located) on the next business day.

12.5    Business Days

        For the purpose of Clause 12.4, a "BUSINESS DAY" means a day which is not a Saturday or a Sunday or a public holiday in the country of posting or transmission or in the country where the authorised address or fax number of the intended recipient is located and, where a notice is posted, which is not a day when there is a disruption of postal services in either country which prevents collection or delivery.

13.     CONFIDENTIALITY

13.1 Subject to any applicable statutory or regulatory rules, none of the parties hereto shall make any public announcement or divulge or otherwise make public in any manner any information in relation to this Agreement or the transactions or arrangements hereby contemplated or herein referred to (including without prejudice to the foregoing generality the fact that this Agreement has been entered into between the parties) or any matter ancillary hereto or thereto without the prior consent of the other parties (which consent shall not be unreasonably withheld or delayed).

13.2 The Buyer shall not by itself or through its professional advisers and other agents or representatives disclose, release or otherwise dispose of any information, data, accounts, reports and documents of or relating to the Seller, the Target Group, JIC Holdings, Mr. Li and Mr. Chui which the Buyer could not have obtained or have access to but for the negotiation, execution and performing the obligations of this Agreement and the Buyer shall indemnify the aforesaid for any losses and damages suffered as a result of any unauthorised disclosure of such information, save where such information, data, accounts, reports and documents is already within the public domain or save where disclosure is required by applicable law. This shall survive Completion and/or termination of this Agreement for whatever reason.

14.     COSTS AND EXPENSES

14.1 Each party shall pay his own costs and expenses in relation to the negotiations leading up to the sale and purchase of the Sale Shares and to the preparation and execution and performance of this Agreement.

14.2 The Seller shall pay all stamp duty or other transfer taxes (if any) on the sale of the Sale Shares.

14.3 The Buyer shall pay all stamp duty or other transfer taxes (if any) on the purchase of the Sale Shares.

15.     TIME

        Time shall be of the essence of this Agreement.

16.     GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and each party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong.

17.     GUARANTEE

17.1    Performance Guarantee

        The Guarantors hereby jointly and severally guarantee to the Buyer the performance of the Seller's obligations in accordance with this Agreement.

17.2    Payment Guarantee

        The Guarantors guarantee hereby jointly and severally to pay, on demand, any sum which the Seller fails to pay to the Buyer in accordance with this Agreement.

17.3    Continuing Guarantee

        This is a continuing guarantee which will remain in force until all the Sellers' obligations under this Agreement have been fulfilled.

17.4    Liability Unaffected

        The Guarantors' liabilities under Clause 16 will not be discharged or affected by any act, omission or circumstance which, but for this provision, would discharge the Guarantors to any extent, including any legal limitation, disability or incapacity or any amendment, waiver or release affecting any of the parties, any other person, this Agreement or any or other document referred to in this Agreement or the death or insanity of either of the Guarantors.

17.5    No Claims against the Seller

        The Guarantors shall not exercise any rights of subrogation, contribution, indemnity or set-off or counterclaim against the Seller so long as any obligation of the Seller under this Agreement remains unfulfilled.

17.6    Guarantors' Payments

        Payments by the Guarantors shall be made without set-off, counterclaim, withholding or condition of any kind.

17.7    Guarantors as Principal Debtors and Indemnities

        Any guaranteed moneys which are not recoverable from the Seller for any reason will, nevertheless, be recoverable from the Guarantors as principal debtors, by way of indemnity, on the Buyer's demand.

17.8    Default Interest

        If the Guarantors fail to pay any sum under this Agreement, including a sum payable under this Clause 17.8, on its due date for payment the Guarantors shall pay default interest on such sum from the due date to the date of payment (both before and after any judgment) at the rate of 3% per annum above the prime rate of The Hongkong & Shanghai Banking Corporation Limited, for HK$ in Hong Kong from time to time. Such interest shall accrue and be calculated daily (on a 365 day year basis), be payable on demand and be compounded monthly on the first day of each calender month and shall itself bear interest accordingly.

18.     PROCESS AGENT

        The service of any process connected with proceedings in the Hong Kong courts and relating to this Agreement will be deemed to have been validly served on the Seller if they are served on the process agent whose name and present address are set out below against the name of the Seller and service will be deemed to have been acknowledged by the Seller if it is acknowledged by that process agent:-

        Messrs. Lam & Leung
        Rooms 601-3 & 6,
        Unicorn Trade Centre,
        127-131 Des Voeux Road Central,
        Hong Kong

                                   SCHEDULE 1

                        Target Group Organisational Chart

                                   SCHEDULE 2

                  BASIC INFORMATION CONCERNING THE SUBSIDIARIES

                       J.I.C. ELECTRONICS COMPANY LIMITED


1.    Registered Number                   :       483085

2.    Former Name                         :       Nil

3.    Date of Incorporation               :       23th June 1994

4.    Place of Incorporation              :       Hong Kong

5.    Address of Registered Office:       :       Room 811, Tower B, Hunghom
                                                  Commercial Centre, 37 Ma Tau
                                                  Wai Road, Hunghom, Kowloon.

6.    Authorised Share Capital            :       HK$10,000 divided into 10,000
                                                  shares of HK$1 each

7.    Issued Share Capital                :       10,000 shares registered as to
                                                  9,999 shares in the name of
                                                  J.I.C. Electronics (B.V.I.)
                                                  Limited and as to 1 shares in
                                                  the name of J.I.C. Enterprises
                                                  (Hong Kong) Limited and
                                                  beneficially owned by J.I.C.
                                                  Electronics (B.V.I.) Limited

8.    Directors                           :       Mr. Li Shi Yuen, Joseph
                                                  Mr. Seitaro Furukawa
                                                  Mr. Shinkichi Kaneko
                                                  Mr. Taizo Fujimoto

9.    Secretary                           :       Ng Lai Kwan

10.   Financial Year End                  :       March 31

11.   Auditors                            :       Deloitte Touche Tohmatsu

                     J.I.C. ENTERPRISES (HONG KONG) LIMITED

1.    Registered Number                   :       121718

2.    Former Name                         :       Nil

3.    Date of Incorporation               :       18th February 1983

4.    Place of Incorporation              :       Hong Kong

5.    Address of Registered Office        :       Room 811, Tower B, Hunghom
                                                  Commercial Centre, 37 Ma Tau
                                                  Wai Road, Hunghom, Kowloon.

6.    Authorised Share Capital            :       HK$500,000 divided into
                                                  500,000 shares of HK$1 each

7.    Issued Share Capital                :       500,000 shares registered as
                                                  to 499,999 shares in the name
                                                  of J.I.C. Enterprises (B.V.I.)
                                                  Limited and as to 1 shares in
                                                  the name of J.I.C. Electronics
                                                  Company Limited and
                                                  beneficially owned by J.I.C.
                                                  Enterprises (B.V.I.) Limited

8.    Directors                           :       Mr. Li Shi Yuen, Joseph
                                                  Mr. Chui Kam Wai

9.    Secretary                           :       Ng Lai Kwan

10.   Financial Year End                  :       March 31

11.   Auditors                            :       Deloitte Touche Tohmatsu


                       J.I.C. ENTERPRISES (B.V.I.) LIMITED


1.    Registered Number                   :       247603

2.    Former Name                         :       Nil

3.    Date of Incorporation               :       5th September 1997

4.    Place of Incorporation              :       British Virgin Islands

5.    Address of Registered Office        :       P.O. Box 957, Offshore
                                                  Incorporations   Centre,  Road
                                                  Town, Tortola, British Virgin
                                                  Islands

6.    Authorised Share Capital            :       US$50,000 divided into 50,000
                                                  shares of US$1 each

7.    Issued Share Capital                :       One shares in the name of
                                                  J.I.C. Group (B.V.I.) Limited

8.    Directors                           :       Mr. Li Shi Yuen, Joseph
                                                  Mr. Chui Kam Wai

9.    Secretary                           :       B&M Secretary Limited

10.   Financial Year End                  :       March 31


                       J.I.C. ELECTRONICS (B.V.I.) LIMITED


1.    Registered Number                   :       247604

2.    Former Name                         :       Nil

3.    Date of Incorporation               :       5th September 1997

4.    Place of Incorporation              :       British Virgin Islands

5.    Address of Registered Office        :       P.O. Box 957, Offshore
                                                  Incorporations   Centre,  Road
                                                  Town, Tortola, British Virgin
                                                  Islands

6.    Authorised Share Capital            :       US$50,000 divided into 50,000
                                                  shares of US$1 each

7.    Issued Share Capital                :       One shares in the name of
                                                  J.I.C. Group (B.V.I.) Limited

8.    Directors                           :       Mr. Li Shi Yuen, Joseph
                                                  Mr. Chui Kam Wai

9.    Secretary                           :       B&M Secretary Limited

10.   Financial Year End                  :       March 31


                      J.I.C. MANUFACTURING (CHINA) LIMITED


1.    Registered Number                   :       3842

2.    Former Name                         :       Nil

3.    Date of Incorporation               :       16th September 1997

4.    Place of Incorporation              :       Western Samoa

5.    Address of Registered Office        :       Offshore Chambers, P.O. Box
                                                  217, Apia, Western Samoa

6.    Authorised Share Capital            :       US$50,000 divided into 50,000
                                                  shares of US$1 each

7.    Issued Share Capital                :       One shares in the name of
                                                  J.I.C. Group (B.V.I.) Limited

8.    Directors                           :       Mr. Li Shi Yuen, Joseph
                                                  Mr. Chui Kam Wai
                                                  Mr. Seitaro Furukawa
                                                  Mr. Shinkichi Kaneko
                                                  Mr. Taizo Fujimoto

9.    Secretary                           :       B&M Secretary Limited

10.   Financial Year End                  :       March 31


                            JETUP DEVELOPMENT LIMITED


1.    Registered Number                   :       383237

2.    Former Name                         :       Nil

3.    Date of Incorporation               :       6 October, 1992

4.    Place of Incorporation              :       Hong Kong

5.    Address of Registered Office        :       Room 811, Tower B, Hunghom
                                                  Commercial  Centre,  37 Ma Tau
                                                  Wai Road, Hunghom, Kowloon.

6.    Authorised Share Capital            :       HK$1,000,000 divided into
                                                  1,000,000 shares of HK$1 each

7.    Issued Share Capital                :       1,000,000 shares registered as
                                                  to 999,999  shares in the name
                                                  of J.I.C.  (Holdings)  Company
                                                  Limited  and as to 1 shares in
                                                  the name of Joesph Shi Yuen Li
                                                  and   beneficially   owned  by
                                                  J.I.C.    (Holdings)   Company
                                                  Limited

8.    Directors                           :       Mr. Li Shi Yuen, Joseph
                                                  Mr. Chui Kam Wai

9.    Secretary                           :       Ng Lai Kwan

10.   Financial Year End                  :       March 31


                  JIEDA ELECTRONICS (SHENZHEN) COMPANY LIMITED


1.    Registered Number                   :       0055475

2.    Former Name                         :       Nil

3.    Date of Incorporation               :       April 1992

4.    Place of Incorporation              :       PRC

5.    Address of Registered Office        :       47th district, Bao An New
                                                  City, Bao An Shenzhen, China

6.    Registered Capital                  :       HK$10,000,000

7.    Directors                           :       Mr. Li Shi Yuen, Joseph
                                                  Mr. Chui Kam Wai
                                                  Mr. Seitaro Furukawa

8.    Financial Year End                  :       December 31


                     JIEYAO ELECTRONICS (SHENZHEN) CO., LTD


1.    Registered Number                   :       303980

2.    Former Name                         :       Nil

3.    Date of Incorporation               :       September 1995

4.    Place of Incorporation              :       PRC

5.    Address of Registered Office        :       47th district, Bao An New
                                                  City, Bao An Shenzhen, China

6.    Registered Capital                  :       HK$3,000,000

7.    Directors                           :       Mr. Taizo Fujimoto
                                                  Mr. Li Shi Yuen, Joseph
                                                  Mr. Seitaro Furukawa

                                                  Mr. Shinkichi Kaneko

8.    Financial Year End                  :       December 31


                    JETUP ELECTRONICS (SHENZHEN) CO., LIMITED


1.    Registered Number                   :       301553

2.    Former Name                         :       Nil

3.    Date of Incorporation               :       April 1993

4.    Place of Incorporation              :       PRC

5.    Address of Registered Office        :       47th district, Bao An New
                                                  City, Bao An Shenzhen, China

6.    Registered Capital                  :       HK$10,000,000

7.    Directors                           :       Mr. Li Shi Yuen, Joseph
                                                  Mr. Chui Kam Wai

8.    Financial Year End                  :       December 31

                                   SCHEDULE 3

                              The Included Property

(1)     Unit 11, 8/F, Tower B, Hunghom  Commercial  Centre,  37 Ma Tau Wai Road,
        Kowloon

(2) C/P 142, in the garage at the third basement of Whampoa Garden Site 11, No.6 Tak Hong Street, Kowloon

(3) C/P 371, 408 and R11 in the second basement garage No.9 Shung King Street, Whampoa Garden Site 2, Kowloon

                                   SCHEDULE 4

                                 THE WARRANTIES

1.      THE SALE SHARES

        (A) The Seller is the sole beneficial owner of the Sale Shares and is entitled to sell and transfer the full legal and beneficial ownership of the same to the Buyer or his nominees.

        (B) There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrances on, over or affecting any of the Sale Shares or any part of the unissued share capital or registered capital (as the case may be) of any of the Target Group Companies and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing which has not been waived in its entirety or satisfied in full.

        (C) The Sale Shares comprise the whole of the issued and allotted share capital of the Company and all of them are fully paid up.

        (D) There is no agreement or commitment outstanding which calls for the allotment or issue of or accords to any person the right to call for the allotment or issue of any shares or debentures in the Company.

        (E) The Company has no subsidiaries or associated companies (as defined in the Companies Ordinance) and no shareholding or other interest in any company, partnership, firm or other entity, save as specified in the Target Group's organisational chart set out in Schedule 1.

        (F) The Company has not repaid, redeemed or purchased any of its share capital or issued any share capital or registered capital (as the case may be) as paid up otherwise than by receipt of consideration therefor.

        (G) No Target Group Company has been directly or indirectly engaged or involved in any scheme of reconstruction or amalgamation or any reorganisation or reduction of share capital or registered capital (as the case may be) or conversion of securities nor has any Target Group Company transferred any business carried on by it.

        (H) Subject to the approval of the Board of Directors of the Company and the relevant provisions, if any, in the Articles of Association of the Company and applicable laws to the contrary, no consent of any third party is required to the sale of the Sale Shares.

2.      ACCURACY AND ADEQUACY OF INFORMATION

        (A) The information given in the Recitals and the Schedules and in the Accounts is true and accurate in all respects and is not misleading because of any omission or ambiguity or for any other reason.

        (B) The copies of the Memorandum and Articles of Association or (as the case may be) the business licence and articles of association of each member of the Target Group which has been supplied to the Buyer and, for the purposes of identification, signed by the Seller and the Buyer are current, complete and accurate in all respects, have attached to them copies of all resolutions and other documents required by law to be so attached, and fully set out the rights and restrictions attaching to each class, if any, of the share or registered capital of the relevant Target Group Company.

        (C) All the accounts, books, ledgers and financial and other records of the Target Group have been properly kept in accordance with normal business practice and are in the possession of the Target Group or under its control and all transactions relating to its business have been duly and correctly recorded therein and there are, as at the date hereof, no inaccuracies or discrepancies of any kind contained or reflected in such accounts, books, ledgers and financial and other records and at the date hereof they are sufficient to give a true and fair view of the state of the Target Group's affairs and to explain its transactions.

        (D) The statutory books (including all registers and minute books) of each member of the Target Group have been properly kept and contain (in respect of matters up to but not including Completion) an accurate and complete record of the matters which should be dealt with in those books and contain no inaccuracies or discrepancies of any kind and no notice or allegation that any of them is incorrect or should be rectified has been received.

        (E)     All  copies  of   documents   supplied   to  the  Buyer  or  its
                professional advisors, agents or representatives have been true and complete copies of such documents.

        (F) All information relating to the Target Group which would be expected to influence the decision of a purchaser for value of the Sale Shares has been given to the Buyer by the Seller.

3.      COMPLIANCE WITH LEGAL REQUIREMENTS

        (A) Compliance has been made with all legal and procedural requirements and other formalities in connection with the Target Group concerning (a) the Memorandum and Articles of Association, business licence or other constitutional documents of each Target Group Company (including all resolutions passed or purported to have been passed), (b) the filing of all documents required by the applicable law to be filed with any government authorities or regulatory bodies, (c) issues of shares debentures or other securities, (d) payments of interest and dividends and making of other distributions, and (e) their Directors and other officers.

        (B) Each Target Group Company is empowered and duly qualified to carry on its business in Hong Kong and in each other country, state or territory in which such business is presently carried on.

        (C) There has been no breach by any Target Group Company or by the Seller or any of its officers or employees (in their capacity as such) of any legislation or regulations affecting the Target Group or its business.

4.      ACCOUNTS

        (A)     The Audited Accounts :-

                (i) comply with the requirements of all other applicable legislation;

                (ii) were prepared on the same basis and in accordance with the same accounting policies as the audited accounts of the Seller prepared in the three preceding years and in accordance with Hong Kong GAAP at the time they were prepared and commonly adopted by companies carrying on businesses similar to that carried on by the Target Group;

                (iii) are complete and accurate in all material respects and, in particular, do or will make full provision for all established liabilities or make proper provision for (or contain a note in accordance with good accounting practice respecting) all deferred or contingent liabilities (whether liquidated or unliquidated) at the date thereof including deferred Taxation where appropriate;

                (iv) give a true and fair view of the state of affairs and financial position of the Target Group at the date thereof and of the Target Group's results for the financial period ended on such date; and

                (v)     are  not   adversely   affected   by  any   unusual   or
                        non-recurring items which are not disclosed in the Audited Accounts.

        (B)     The Management Accounts:-

                (i) were prepared on the same basis and in accordance with the same accounting policies as the Audited Accounts and in accordance with Hong Kong GAAP and commonly adopted by companies carrying on a business similar to that carried on by the Target Group;

                (ii) are complete and accurate in all material respects and in particular make full provision for all established liabilities or make proper provision for (or contain a note in accordance with good accounting practice respecting) all deferred or contingent liabilities (whether liquidated or unliquidated) at the date thereof including deferred Taxation;

                (iii) give a true and fair view of the state of affairs and financial position of the Target Group at the date thereof and of its results for the financial period ended on that date; and

                (iv)    are  not   adversely   affected   by  any   unusual   or
                        non-recurring items which are not disclosed in the Management Accounts.

        (C) Without limitation to paragraphs (A) and (B), due provision has been made in the Audited Accounts and the Management Accounts:-

                (i)     for depreciation of assets;

                (ii) for any foreseeable liabilities in relation to the disposal of any assets or the cessation or diminution of any part of the business of the Target Group; and

                (iii)   for bad or doubtful debts.

        (D) No member of the Target Group has any outstanding liability for Taxation of any kind which has not been provided for or is not provided for in the Accounts.

        (E) No member of the Target Group has any capital commitment or is engaged in any scheme or project requiring the expenditure of capital.

        (F) Each member of the Target Group owns and will own free from encumbrances all its undertaking and assets shown or comprised in the relevant accounts and all such assets are in its possession or under its control.

        (G) No member of the Target Group holds any security (including any guarantee or indemnity) which is not valid and enforceable by such member against the grantor thereof in accordance with its terms.

        (H) The accountant's report and the NAV Statement referred to in Clause 4.4 shall be or have been prepared in accordance with Hong Kong GAAP.

5.      EVENTS SINCE THE ACCOUNTS DATE

        Since the Accounts Date:-

        (i) there has been no adverse change in the financial condition or prospects of any member of the Target Group and each Target Group Company has entered into transactions and incurred liabilities solely in the ordinary course of trading;

        (ii) no resolution of any members of any Target Group Company in general meeting has been passed other than resolutions relating to the business of the annual general meeting which was not special business;

        (iii) no Target Group Company has declared, paid or made or is proposing to declare, pay or make any dividend or other distribution;

        (iv) the financial year end of the Target Group has not changed from 31st March;

        (v) no event has occurred which would entitle any third party (with or without the giving of notice) to call for the repayment of indebtedness prior to its normal maturity date;

        (vi) the business of each member of the Target Group has been carried on in the ordinary and usual course and in the same manner (including nature and scope) as in the past, no fixed asset or stock has been written up nor any debt written off, and no unusual or abnormal contract has been entered into by any member of the Target Group;

        (vii) no asset of any member of the Target Group has been acquired or disposed of on capital account, or has been agreed to be acquired or disposed of, otherwise than in the ordinary course of business and no member of the Target Group has disposed of or parted with possession of any of its property, assets (including know-how) or stock in trade or made any payments, and no contract involving expenditure by it on capital account has been entered into by any member of the Target Group, and no liability has been created or has otherwise arisen (other than in the ordinary course of business as previously carried on);

        (viii) there has been no disposal of any asset (including stock) or supply of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration actually received or receivable for such disposal or supply was less than the consideration which could be deemed to have been received for tax purposes;

        (ix) no event has occurred which gives rise to a tax liability to any member of the Target Group on deemed (as opposed to actual) income, profits or gains or which results in any member of the Target Group becoming liable to pay or bear a tax liability directly or primarily chargeable against or attributable to another person, firm or company;

        (x) no remuneration (including bonuses) or benefit payable to any officer or employee of the Company has been increased nor has any member of the Target Group undertaken any obligation to increase any such remuneration at any future date with or without retrospective effect;

        (xi) all book debts of each member of the Target Group shown in the Accounts which have been realised since the Accounts Date have been realised at the amounts at which they were included in the Accounts and no indication has been received that any debt now owing to any member of the Target Group is bad or doubtful; and

        (xii) no transaction of any importance to which any member of the Target Group has been party has taken place, which if it had taken place on or before the Accounts Date would require to be disclosed or reflected in the audited accounts of the relevant Target Group Company as at the date thereof or in the report of the Directors accompanying such accounts.

6.      CONTRACTS, COMMITMENTS AND FINANCIAL AND OTHER ARRANGEMENTS

        (A) There are not now outstanding, nor will there be outstanding at Completion, with respect to the Target Group:-

                (i) any contracts of service with directors or employees which cannot be terminated by one month's notice or less or (where not reduced to writing) by reasonable notice without giving rise to any claim for damages or compensation (other than a statutory redundancy payment);

                (ii) any agreements or arrangements to which any member of the Target Group is a party for profit sharing, share incentives, share options, incentive payments or payment to employees of bonuses;

                (iii) any obligation or arrangement to pay any pension, gratuity, retirement annuity or benefit or any similar obligation or arrangement in favour of any person;

                (iv) any agreement (whether by way of guarantee indemnity warranty representation or otherwise) under which any member of the Target Group is under any actual or contingent liability in respect of:-

                        (a) any disposal by any Target Group Company of its assets or business or any part thereof except such as are usual in the ordinary and proper course of its normal day to day trading as carried on at the date hereof; or

                        (b)     the obligations of any other person;

                (v) any contract to which any member of the Target Group is a party which is of a long-term and non-trading nature or which contains any unusual or unduly onerous provision disclosure of which could reasonably be expected to influence the decision of a purchaser for value of any or all of the Sale Shares;

                (vi) any agreement entered into by any member of the Target Group otherwise than by way of bargain at arm's length;

                (vii) any arrangements (contractual or otherwise) between any member of the Target Group and any party which will or may be terminated or prejudicially affected as a result of the sale of the Sale Shares or of compliance with any other provision of this Agreement; or

                (viii) any contract which restricts the freedom of any member of the Target Group to carry on the business now carried on by it in any part of the world.

        (B) There are no invalidity, or any grounds for determination, rescission, avoidance or repudiation, of any agreement to which any member of the Target Group is a party.

        (C) Compliance with this Agreement does not and will not conflict with or result in the breach of or constitute a default under any agreement or instrument to which any member of the Target Group is now a party or any loan to or mortgage created by any member of the Target Group or relieve any other party to a contract with any member of the Target Group of its obligations under such contract or entitle such party to terminate such contract, whether summarily or by notice.

        (D) Neither entering into nor completing this Agreement will or is likely to cause any member of the Target Group to lose the benefit of any right or privilege it currently enjoys or any person who normally does business with or gives credit to any member of the Target Group not to continue to do so on the same basis or any officer or senior employee of any Target Group Company to leave its employment.

        (E) No charges, rights of security or third party rights of any kind whatsoever have been created or agreed to be created or permitted to arise over any of the assets of any member of the Target Group other than liens arising in the ordinary course of business.

        (F) No member of the Target Group is under any obligation, nor is it a party to any contract, which cannot readily be fulfilled or performed by it on time and without undue or unusual expenditure of money or effort.

        (G) No member of the Target Group is under any obligation, nor is it a party to any forward contract relating to foreign currency.

        (H)     No  member  of the  Target  Group  is a party  to nor has it any liability (present or future) under any loan agreement, debenture, guarantee, indemnity or letter of credit or leasing, hiring, hire purchase, credit sale or conditional sale agreement nor has it entered into any contract or commitment involving, or likely to involve, obligations or expenditure of an unusual or exceptional nature or magnitude.

        (I) There are no debts owing by any member of the Target Group other than the debts which have arisen in the ordinary course of business and shown in the Accounts.

        (J) No member of the Target Group has any outstanding bid or tender or sale or service proposal which, if accepted, would be likely to result in a loss to the relevant Target Group Company.

        (K) Save for any guarantee or warranty implied by law, no member of the Target Group has given any guarantee or warranty, or made any representation, in respect of goods or services supplied or contracted to be supplied by it or accepted any liability or obligation that would apply after any such goods or services had been supplied by it.

        (L) The stock-in-trade held by any member of the Target Group at the date hereof is in good undamaged and merchantable condition.

7.      INSOLVENCY

        (A) No receiver has been appointed of the whole or any part of the assets or undertaking of any member of the Target Group.

        (B) No petition has been presented, no order has been made and no resolution has been passed for the winding-up or dissolution of any member of the Target Group.

        (C) No member of the Target Group has not stopped payment nor is it insolvent or unable to pay its debts within the meaning of section 178 of the Companies Ordinance.

        (D) No unsatisfied judgment is outstanding against any member of the Target Group.

8.      INSURANCE

        (A) Each member of the Target Group has effected and maintains valid policies of insurance in an amount and to the extent that it is prudent to do so in the business carried on by the relevant Target Group Company. All premiums due in respect of such policies of insurance have been paid in full and all the other conditions of the said policies have been performed and observed in full. Nothing has been done or omitted to be done whereby any of the said policies has or may become void or voidable and none of the said policies is subject to any special or unusual terms or restrictions or to the payment of any premium in excess of the usual rate.

        (B) No claim is outstanding either by the insurer or the insured under any of the said policies and no claim against any member of the Target Group by any third party is outstanding in respect of any risk covered by any of the policies or by any policy previously held by the relevant Target Group Company.

        (C) There are no circumstances which would or might entitle any member of the Target Group to make a claim under any of the said policies or which would or might be required under any of the said policies to be notified to the insurers.

9.      LITIGATION

        No member of the Target Group is engaged (whether as plaintiff, defendant or otherwise) in any litigation or arbitration, administrative or criminal or other proceeding and no litigation or arbitration, administrative or criminal or other proceedings against any member of the Target Group is pending, threatened or expected and there is no fact or circumstance likely to give rise to any such litigation or arbitration, administrative or criminal or other proceedings or to any proceedings against any director, officer or employee (past or present) of any member of the Target Group in respect of any act or default for which any member of the Target Group might be vicariously liable.

10.     THE INCLUDED PROPERTY

        (A) As at the date hereof the Target Group does not own or have any interest in real property or land (save and except the tenancy agreements as mentioned in Section 22 of this Schedule).

        (B) JIC Holdings is the registered and beneficial owner of the Included Property free from any incumbrances, liens, tenancy, lease or licence and any third party rights whatsoever.

        (C) The Included Property is occupied or otherwise used by the Target Group in connection with its business. The present use of the Included Property is not in contravention of any applicable laws, regulations, orders or official directions and there is no development thereon in contravention of such laws, regulations, orders or directions.

        (D) The Included Property is held by JIC Holdings by way of long term investment and accordingly any disposal or deemed disposal (whether now or in the future) by JIC Holdings, or subsequently by the Target Group, of the Property or any interest therein will not give rise to any liability of the Target Group to Taxation.

        (E) The Government Lease of the Included Property and the Deed of Mutual Covenant in respect of the building of which the Property forms part (if applicable) are now good, valid and subsisting and are in no way void or voidable and the premium, rent and other moneys reserved by or payable under the Government Lease and the Deed of Mutual Covenant and the terms covenants and conditions contained in the Government Lease and the Deed of Mutual Covenant have been duly paid performed and observed up to the date hereof and will be duly paid performed and observed up to Completion.

        (F) JIC Holdings has good right and title to the Included Property and has vacant possession of the Property free from all adverse claims and incumbrances, save only for any occupation by members of the Target Group.

        (G) The rates, Government rent and all other outgoings in respect of the Included Property have been duly paid up to the date hereof and will be duly paid up to Completion.

        (H) Nothing has been done or omitted on the Included Property or any part thereof, the doing or omission of which is a contravention of any applicable laws, regulations, orders or official directions.

        (I) The Included Property is in good and substantial repair and fit for the purposes for which it is currently used.

        (J) There are no outstanding notices, complaints or requirements issued by any governmental body, authority or department or any managing authority appointed under the Deed of Mutual Covenant to JIC Holdings in respect of the Property or any part thereof. The Seller undertakes to notify the Buyer promptly of any notice received by it or JIC Holdings or any Target Group Company, from any governmental body, authority or department or any managing authority appointed under the Deed of Mutual Covenant relating to any of the aforesaid matters.

        (K) There are no planning or other proposals made or intended to be made by any governmental body, authority or department or any statutory authority concerning the compulsory acquisition or resumption of the Included Property or any part thereof or which would adversely affect the Included Property or any part thereof or the present use thereof.

        (L) There are no outstanding actions, disputes, claims or demands between JIC Holdings or any member of the Target Group and any third party affecting the Included Property or any property neighbouring the Included Property.

        (M) No member of the Target Group has residual liability in respect of any premises previously owned, controlled or occupied by it.

11.     DELINQUENT ACTS

        No member of the Target Group has committed nor is it liable for any criminal, illegal, unlawful or unauthorised act or breach of any obligation whether imposed by or pursuant to statute, contract or otherwise.

12.     TAX RETURNS

        (A) All members of the Target Group has, in respect of all years of assessment since incorporation falling before the date of this Agreement, made or caused to be made all proper returns, and has supplied or caused to be supplied all information regarding taxation matters which it is required to make or supply to any tax, revenue, finance and customs authority and there is, at the date hereof, no dispute or disagreement nor is any contemplated with any such authority regarding the liability or potential liability to any tax or duty (including in each case penalties and interest) or any member of the Target Group or regarding the availability to any member of the Target Group of any relief from tax or duty.

        (B) The Target Group has sufficient records relating to past events during the years prior to the date of this Agreement to calculate the tax liability or relief which would arise on any disposal or realisation of any asset owned at the date of this Agreement.

        (C) The Target Group has submitted or will submit all claims and disclaimers which will be assumed to have been made for the purposes of the Accounts.

13.     ANTI-AVOIDANCE

        No member of the Target Group has at any time been a party or otherwise involved in any transaction or series of transactions involving steps taken without any commercial or business purpose apart from the obtaining of a tax advantage.

14.     STAMP AND OTHER DUTIES

        Each member of the Target Group has paid promptly all sums payable by it under any applicable law or legislation and no sums are presently payable by any member of the Target Group under any such law or legislation.

l5.     EMPLOYMENT

        (A) No Employee or consultant or former employee or consultant has currently outstanding any claims against any member of the Target Group whatsoever.

        (B) Full provision has been made in the Accounts for all and any compensation, severance payment or long service payment for which any member of the Target Group is liable (including accrued entitlements) in respect of loss of office, wrongful dismissal, redundancy, unfair dismissal or termination of employment.

        (C) The Target Group is not paying, nor is it under any liability (actual or contingent) to pay or secure, any pension or other benefit on retirement, death or disability or on the attainment of a specified age or on the completion of a specified number of years of service or on termination of employment. No proposal has been announced to establish any retirement, death or disability benefit schemes for directors or employees nor are there any obligations to or in respect of present or former directors or employees with regard to retirement, death or disability pursuant to which the Target Group is or may become liable to make payments and no pension or retirement or sickness gratuity is currently being paid or has been promised by any member of the Target Group to or in respect of any former director or former employee.

        (D) No member of the Target Group has any outstanding undischarged liability to pay to any governmental or regulatory authority in any jurisdiction any contribution, taxation or other impose arising in connection with the employment or engagement of personnel by any company.

        (E) There is not in existence nor is any member of the Target Group proposing to introduce any share incentive scheme, share option scheme or profit sharing scheme for all or any part of its directors or employees.

        (F) No member of the Target Group is a party to any agreement or arrangement with or does not have commitment to any trade unions or staff associations.

        (G) There is no outstanding claim against any member of the Target Group by any person who is now or has been an officer or employee of the relevant Target Group Company or any dispute between any member of the Target Group and a material class of its employees.

        (H) There is not outstanding any contract or arrangement to which any member of the Target Group is a party for the payment to any person or body of any consultancy or like fees.

16.     POWERS OF ATTORNEY

        No member of the Target Group has given any power of attorney or other authority (express, implied or ostensible) which is outstanding or effective to any person to enter into any contract or commitment on its behalf other than to its employees and the bankers of the Target Group to enter into routine trading contracts in the normal course of their duties.

17.     INTELLECTUAL PROPERTY

        (A) No patents, patentable and other inventions, trade marks, trade names, registered designs, label designs and copyrights (the Intellectual Property") owned by the Target Group (if any) and used by it in connection with its business is liable to cease to be available for use by the Target Group or has been or can be the subject of a claim that it is not the sole property of Target Group or is otherwise subject to encumbrances or that the Target Group is not the sole beneficial owner thereof or for the purposes of use other than by the Target Group.

        (B) No licences, registered user or other rights have been granted in respect of the Intellectual Property and none of the Intellectual Property is being or has been used by any person other than the Target Group.

        (C) The Target Group does not use, require to use or otherwise have an interest in any other intellectual property other than the Intellectual Property.

        (D) The processes employed and the products and services provided by the Target Group do not use, embody or infringe any patents, registered designs, know-how or trade secrets, copyrights, trademarks or similar intellectual property rights (whether registered or not) of third parties and no claims have been made and no applications are pending.

18.     COMPUTER EQUIPMENT

        (A) The Target Group has not experienced any material mechanical or software failure in respect of the Computer Equipment at any time and the Computer Equipment is effective and operational for the purposes for which it is currently used. The Computer Equipment has been satisfactorily maintained and supported and has the benefit of an appropriate maintenance and support agreement.

        (B) The Computer Equipment has adequate capability and capacity for the current requirements of the Target Group.

        (C) The individual components and items which together constitute the Computer Equipment are compatible with each other and not to any material extent redundant.

        (D) The employees of the Target Group include persons familiar with the Computer Equipment and competent in using it.

        (E) Disaster recovery plans are in effect and are adequate to ensure that the Computer Equipment can be replaced or substituted without material disruption to the business of the Target Group.

        (F) There are no restrictions relating to the use of the Computer Equipment (and, in particular, no arbitrary limitations are "embedded" in the software) which may prevent the Buyer and any member of the Target Group from using the Computer Equipment to the fullest extent following Completion.

        (G) Other than third party software used in relation to the Computer Equipment, the Target Group is the owner of all the items of equipment relating to the Computer Equipment and all of the records, systems, programs, controls, data, information or know how stored, maintained, operated by or relating to the Computer Equipment are held in the exclusive ownership and under the direct control of the Target Group and no other person has any claims or rights in respect of them.

        (H) No member of the Target Group has infringed the rights of any third party in using the Computer Equipment and such continued use by the Buyer and the Target Group following Completion shall not involve any such infringement.

        (I) The Target Group has adequate procedures to ensure internal and external security of the Computer Equipment, including procedures for taking and storing on-site and off-site back-up copies of programs and data.

        (J)     The   Computer   Equipment,   information   technology,   plant,
                equipment, machinery and vehicles used by the Company are Date Compliant.

        (K) So far as the Sellers are aware, all information relating to any computer systems, information, technology, plant, equipment, machinery and vehicles used by suppliers or other third parties which are not or may not be Date Compliant and which may be relevant to or affect any business of any member of the Target Group to a material extent will be fully disclosed to the Buyer prior to Completion.

19.     ARRANGEMENTS BETWEEN THE COMPANY AND THE SELLERS

        (A) No indebtedness (actual or contingent) and no contract or arrangement is outstanding between any member of the Target Group and the Sellers.

        (B) The Sellers or any person connected with the Sellers have no interest, direct or indirect, in any business other than that carried on by the Target Group which is or is likely to be or become competitive with the business or any proposed business of the Target Group.

20.     DEDUCTIONS AND WITHHOLDINGS

        The Target Group has made all deductions in respect, or on account, of any tax from any payment made by it which it is obliged or entitled to make, and has accounted in full to the tax and/or other appropriate authority for all amounts so deducted.

21.     LICENCES

        (A) All licences, consents, permissions and other approvals required for or in connection with the carrying on of businesses now being carried on by each member of the Target Group have been disclosed in writing to the Buyer, are not limited in duration or subject to onerous conditions, and are in full force and effect as at the date hereof, and will be in full force and effect as at the Completion Date.

        (B) All reports, returns and information required by law or, as a condition of any licence, consent, permit or approval, required to be made or given to any person or authority in connection with the businesses of each member of the Target Group have been made or given to the appropriate person or authority, and there is no circumstance which indicates that any such licence, consent, permission or approval required for or in connection with the carrying on of businesses now being carried on by each member of the Target Group is likely to be revoked for any reason, or which may confer a right of revocation upon or following the purchase of the Sale Shares by the Buyer.

22.     TENANCY AGREEMENTS

        (A) Each member of the Target Group is at the date hereof entitled to use all the properties which it occupies and exercise all of its rights under any tenancy agreements or licences of such properties free from any third party rights whatsoever.

        (B) The properties in relation to such tenancy or licence agreements are occupied or otherwise used by the relevant member of the Target Group in connection with its business, and is not in contravention of any applicable laws, regulations, orders or official directions and there is no development thereon in contravention of such laws, regulations, orders or directions.

        (C) The properties in relation to such tenancy or licence agreements are in good and substantial repair and fit for the purposes for which they are currently used.

23.     NAMTAI COMMON STOCK

        (A) Disclosure; Access to Information. The Seller and the Guarantors have received or will receive prior to the Completion Date all documents, records, books and other information pertaining to the investment in the Buyer that has been requested by them, including the opportunity to ask questions and receive answers. The Buyer is subject to the periodic reporting requirements of the United States Securities Exchange Act of 1934 (the "EXCHANGE ACT"), and the Seller and the Guarantors have reviewed or received copies of any such reports filed or submitted by the Buyer with the United States Securities and Exchange Commission ("SEC") under the Exchange Act that has been requested by them.

        (B) Manner of Sale. At no time was the Seller or the Guarantors presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

        (C) Registration or Exemption Requirements. The Seller and the Guarantors further acknowledge and understand that irrespective of any agreement with the Buyer restricting transferability or other disposition of the Namtai Common Stock, the Seller is acquiring, the Namtai Common Stock may not be transferred, resold or otherwise disposed of in the United States except in a transaction registered under the United States Securities Act of 1933 (the "SECURITIES ACT") and any applicable state securities laws, or unless an exemption from such registration is available.

        (D) No Legal, Tax or Investment Advice. The Seller and the Guarantors understand that nothing in the Agreement relating to the sale and purchase of the entire issued share capital of the Company (the "AGREEMENT") or any other materials presented to it in connection with the acquisition of Namtai Common Stock constitutes legal, tax or investment advice. The Seller and the Guarantors have relied on, and have consulted with, such legal, tax and investment advisors as they, in their sole discretion, have deemed necessary or appropriate in connection with his acquisition of the Namtai Common Stock.

        (E) No Registration, Review or Approval. The Seller and the Guarantors acknowledge and understand that the offering and sale of Namtai Common Stock pursuant to the Agreement has not been reviewed or approved by the SEC or by any securities commission of any state of the United States or other securities commission, authority or agency, and is not registered under the Securities Act or under the securities or "blue sky" laws, rules or regulations of any state of the United States. The Seller and the Guarantors acknowledge, understand and agree that the shares of Namtai Common Stock are being offered and sold under the Agreement pursuant to an offshore offering exemption to the registration provisions of the Securities Act pursuant to Regulation S promulgated under such Act. The Seller and the Guarantors understand that the Buyer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of such person to acquire the Namtai Common Stock.

        (F) Investment Intent. The Seller and the Guarantors acknowledge that the Seller is acquiring the Namtai Common Stock solely for its own account and not with a view to the distribution, assignment or resale to others. They understand and agree that the Seller must bear the economic risk of its investment in the Namtai Common Stock for an indefinite period of time.

        (G) Offering Outside the United States. Neither the Seller or either of the Guarantors is a "U.S. Person" as defined in Regulation S (as the same may be amended from time to time) promulgated under the Securities Act. At the time the buy order for this transaction was originated, the Seller and the Guarantors were outside the United States and no offer to purchase the Namtai Common Stock was made in the United States. The Seller and the Guarantors agree not to reoffer or sell the Namtai Common Stock, or to cause any transferee, if any, permitted under the Agreement to reoffer or sell the Namtai Common Stock, within the United States, or for the account or benefit of a U.S. person,
                (i) as part of the distribution of the Namtai Common Stock at any time, or (ii) otherwise, only in a transaction meeting the requirements of Regulation S under the Securities Act, including without limitation, where the offer (i) is not made to a person in the United States and either (a) at the time the buy order is originated, the buyer is outside the United States or the Buyer and any person acting on its behalf reasonably believe that the buyer is outside the United States, or (b) the transaction is executed in, on or through the facilities of a designated offshore securities market and neither the seller nor any person acting on his behalf knows that the transaction has been pre-arranged with a buyer in the United States, and (ii) no direct selling efforts shall be made in the United States by the buyer, an affiliate or any person acting on their behalf, or in a transaction registered under the Securities Act or pursuant to an exemption from such registration.

        (H) Regulation S Offering Transfer Restrictions. The transaction restrictions in connection with this offshore offer and sale restrict the Seller and the Guarantors from offering and selling to U.S. Persons, or for the account or benefit of a U.S. Person, for a period of time (the "Distribution Compliance Period"). The Distribution Compliance Period for the Namtai Common Stock is one (1) year from the Completion Date under the Agreement.

        (I) Legend. A legend substantially in the following form will be placed on any certificates or other documents evidencing the Namtai Common Stock so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions hereof and the provisions of Regulation S promulgated under the Securities Act:

                "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (TOGETHER WITH THE REGULATIONS PROMULGATED THEREUNDER, THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHIN THE UNITED STATES (AS THAT TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT) OR TO A U.S. PERSON (AS THAT TERM IS DEFINED IN REGULATION S) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION
                STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

        (J) Permitted Offers and Sales. Offers and sales of Namtai Common Stock prior to the expiration of the Distribution Compliance Period may be made (only if otherwise so permitted by the Agreement) pursuant to the following conditions:

                (i) The purchaser of the Namtai Common Stock, other than a distributor, certifies that it is not a U.S. Person and is not acquiring the Namtai Common Stock for the account or benefit of any U.S. Person or is a U.S. Person who purchased the Namtai Common Stock in a transaction that did not require registration under the Securities Act;

                (ii) The purchaser of the Namtai Common Stock agrees to sell such securities only in accordance with Regulation S as promulgated under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such Namtai Common Stock unless in compliance with the Securities Act; and

                (iii) The Namtai Common Stock contains a legend, substantially in the form of Section 23(I) above, to the effect that transfer of the Namtai Common Stock is prohibited except in accordance with Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and that hedging transactions involving those Namtai Common Stock may not be conducted unless in compliance with the Securities Act.

        (K) No Hedging. The Seller and the Guarantors agree not to engage in hedging transactions with respect to the Namtai Common Stock prior to the expiration of the Distribution Compliance Period. For offers and sales of the Namtai Common Stock prior to the expiration of the Distribution Compliance Period, such offering materials must state that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act and Regulation S promulgated thereunder.

24.     SHARE TRANSFERS

        As at Completion the Company will be the legal and beneficial owner of the entire issued and outstanding share capital of the Jetup Shares and the beneficial owner of the Jieda Equity Interest.

25.     COMPLETION

        All the warranties, representations and undertakings contained in the foregoing paragraphs of this Schedule shall be deemed to be repeated immediately before Completion and relate to the facts then existing.

                                   SCHEDULE 5

                              FORM OF TAX INDEMNITY

                           Dated                 2000
                                 ---------------


                          J.I.C. HOLDINGS (BVI) LIMITED

                             MR. JOSEPH LI SHI YUEN

                              MR. CHUI KAM WAI (1)

                                       and

                          NAM TAI ELECTRONICS, INC. (2)


                   -------------------------------------------


                                DEED OF INDEMNITY
                                  in respect of
                                    TAXATION

                   -------------------------------------------








                         [JOHNSON STOKES & MASTER LOGO]

THIS DEED OF INDEMNITY is dated                      , 2000 is made

BETWEEN:-

(1) J.I.C. HOLDINGS (B.V.I) LIMITED, a company incorporated in the British Virgin Islands, with registration No.247602, MR. JOSEPH LI SHI YUEN, (I.D. Card Number A977918(6)) of c/o J.I.C. Group, Room 811, Tower B, Hunghom Commercial Centre, 37 Ma Tau Wai Road, Hunghom, Kowloon, Hong Kong and MR. CHUI KAM WAI, (I.D. Card Number D438259(6)) of c/o J.I.C. Group, Room 811, Tower B, Hunghom Commercial Centre, 37 Ma Tau Wai Road, Hunghom, Kowloon, Hong Kong (individually a "COVENANTOR" and together the "COVENANTORS"); and

(2) NAM TAI ELECTRONICS, INC., a company incorporated in the British Virgin Islands, with registration No. 3805, (the "BUYER").

1.      DEFINITIONS AND INTERPRETATION

1.1 In this Deed, in addition to the above definitions, the following words and expressions shall have the following meanings:-

        "AGREEMENT" means the Agreement dated , 2000 between the Covenantors (1) and the Buyer (2), relating to, inter alia, the sale and purchase of the Sale Shares;

        "CLAIM" includes any assessment, notice, demand or other document issued or action taken by or on behalf of the Inland Revenue Department of Hong Kong or any other statutory or central, provincial, regional or local governmental authority whatsoever in Hong Kong or in any other part of the world from which it appears that any Target Group Company is liable or is sought to be made liable for any payment of any form of Taxation or to be deprived of any Relief which Relief would, but for the Claim, have been available to such Target Group Company;

        "RELIEF" includes any relief, allowance, set-off or deduction in computing profits or credit or right to repayment of Taxation granted by or pursuant to any legislation concerning or otherwise relating to Taxation;

        "SALE SHARES" has the meaning in the Agreement;

        "TARGET GROUP COMPANY" and "MEMBER OF THE TARGET GROUP" have the meanings in the Agreement;

        "TAXATION" means (i) any liability to any form of taxation, duty, impost, levy, rate, or other amount payable to any revenue, customs or fiscal authorities whenever created or imposed and of any part of the world, including, without limitation, profits tax, provisional profits tax, interest tax, salaries tax, property tax, taxes on income, estate duty, capital duty, stamp duty, payroll tax, rates, customs and excise duties and other similar liabilities, (ii) such an amount or amounts as is referred to in Clause 1.4 and (iii) all interest, penalties, costs, charges and expenses incidental or relating to the liability to Taxation or the deprivation of any Relief which is the subject of this indemnity to the extent that the same is payable or suffered by any Target Group Company;

1.2 In addition and without prejudice to Clause 1.1 words and expressions defined in the Agreement shall, unless the context otherwise requires, have the same meanings when used herein.

1.3 In this Deed, references to Clauses are to clauses of this Deed, words importing the singular include the plural and vice versa, words importing the gender include any gender, references to persons include bodies corporate or unincorporate and the headings to the Clauses in this Deed are for convenience only and have no legal effect.

1.4 In the event of any deprivation of any Relief, there shall be treated as an amount of Taxation for which liability has arisen the amount of such Relief multiplied by the relevant rates of Taxation in force in the period or periods in respect of which Relief would have applied or (where the rate has at the relevant time not been fixed) the last known rate and assuming that such amount of Relief was capable of full utilisation by the Target Group Companies.

2.      INDEMNITY

2.1 Subject as hereinafter provided, the Covenantors hereby jointly and severally covenant and agree with the Buyer that they will fully and effectually indemnify and at all times keep fully and effectually indemnified the Buyer (for itself and as trustee for each Target Group Company) and/or each Target Group Company from and against and thus they will pay to the Buyer and/or each Target Group Company:-

        (a) the amount of any and all Taxation falling on any Target Group Company resulting from or by reference to any income, profits, gains, transactions, events, matters or things earned, accrued, received, entered into or occurring up to the date hereof, whether alone or in conjunction with any other circumstances whenever occurring and whether or not such Taxation is chargeable against or attributable to any other person, firm or company, including any and all Taxation resulting from the receipt by any Target Group Company or the Buyer of any amounts paid by the Covenantors under this Deed; and

        (b) any and all costs (including all legal costs), expenses or other liabilities which the Buyer or any Target Group Company may reasonably and properly incur in connection with:-

                (i)     the settlement of any claim under this Tax Indemnity;

                (ii) any legal proceedings in which the Buyer or any Target Group Company claims under or in respect of this Tax Indemnity and in which judgement is given for the Buyer or any Target Group Company; or

                (iii)   the enforcement of any such settlement or judgement.

2.2 No claim under this indemnity shall be made by both a Target Group Company and the Buyer in respect of the same Taxation;

2.3 No claim under this indemnity shall be made if a claim in respect thereof has been made under the Agreement; and

2.4 No claim under this indemnity shall be made more than seven (7) years after the date hereof.

3.      CLAIMS

3.1 In the event of any Claim arising, the relevant Target Group Company and/or the Buyer shall, by way of covenant but not as a condition precedent to the liability of the Covenantors hereunder, give or procure that notice thereof is given, as soon as reasonably practicable, to the Covenantors and, as regards any Claim, the relevant Target Group Company and/or the Buyer shall take such action to cause the Claim to be withdrawn, or to dispute, resist, appeal against, compromise or defend the Claim and any determination in respect thereof, but subject to it being indemnified and secured to its reasonable satisfaction by the Covenantors from and against any and all losses, liabilities (including additional Taxation), damages, interest, penalties, costs, charges and expenses which may be thereby sustained or incurred.

3.2 Without the prior approval of the Buyer, the Covenantors shall make no settlement of any Claim nor agree any matter in the course of disputing any Claim likely to affect the amount thereof or the future taxation liability of any Target Group Company.

4.      NOTICES

        The provisions of Clause 12 of the Agreement (mutatis mutandis) shall be incorporated in and be deemed to be part of this Deed.

5.      BINDING EFFECT

        This Deed shall enure to the benefit of and be binding on each party and their respective successors and assigns.

6.      ENTIRETY OF DEED AND SEVERABILITY

6.1 The terms and conditions herein contained constitute the entire agreement between the parties relating to the subject matter hereof and shall supersede all previous communications, oral or written, between the parties with respect to the subject matter hereof which are inconsistent with the provisions of this Deed.

6.2 Any provision of this Deed prohibited by or unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from this Deed and rendered ineffective so far as is possible without modifying the remaining provisions of this Deed. Where, however, the provisions of any such applicable law may be waived, they are hereby waived by the parties hereto to the full extent permitted by such law to the end that this Deed shall be valid, binding and enforceable in accordance with its terms.

7.      AMENDMENT

        This Deed may be varied, amended or modified only by agreement under seal of all parties.

8.      RELEASE OF OBLIGATIONS

        Any liability of the Covenantors under this Deed may, in whole or in part, be released, compounded or compromised by any Target Group Company and/or the Buyer, in its sole and absolute discretion, and time or any other indulgence may be granted to the Covenantors by any Target Group Company and/or the Buyer, in its/their sole and absolute discretion, without in any way prejudicing or affecting any of its/their other rights, powers or remedies against the Covenantors under any other liability hereunder.

9.      TIME

        Time shall be of the essence of this Deed.

10.     LAW AND JURISDICTION

        This Deed shall be governed by and construed in all respects in accordance with the laws of Hong Kong and the parties irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts in relation to any proceedings arising out of or in connection with this Deed, but this Deed may be enforced in any other courts of competent jurisdiction.

EXECUTED as a deed under seal by the parties.


SEALED with the COMMON SEAL of              )
                                            )
J.I.C HOLDINGS (B.V.I) LIMITED              )
                                            )
and SIGNED BY                               )
                                            )     ------------------------------

Witnessed by



-----------------------------
Name:
Title:


SIGNED SEALED AND DELIVERED BY              )
                                            )
MR. JOSEPH LI SHI YUEN                      )     ------------------------------

Witnessed by



-----------------------------
Name:
Title:


SIGNED SEALED AND DELIVERED BY              )
                                            )
MR. CHUI KAM WAI                            )     ------------------------------

Witnessed by



-----------------------------
Name:
Title:


SEALED with the COMMON SEAL of              )
                                            )

NAM TAI ELECTRONICS, INC.                   )
                                            )
and SIGNED BY                               )
                                            )     ------------------------------

Witnessed by



-----------------------------
Name:
Title:

                                   SCHEDULE 6

                           FORM OF SERVICES AGREEMENTS

                         DATED                      2000



                          [                          ]


                                       and


                               JOSEPH LI SHI YUEN



                          -----------------------------

                                SERVICE AGREEMENT

                              as Executive Director

                          -----------------------------









                         [JOHNSON STOKES & MASTER LOGO]

                                    CONTENTS


1.      Appointment and Term

2.      Duties

3.      Remuneration

4.      Pension and Insurance Benefits

5.      Expenses

6.      Annual Leave

7.      Sickness/Incapacity

8.      Confidential Information

9.      Restrictive Covenants

10.     Termination on the Happening of Certain Events

11.     Obligations upon termination of employment

12.     Effect of Termination of this Agreement

13.     Other Terms and Conditions

14.     Applicable Law

                                SERVICE AGREEMENT

THIS AGREEMENT made the ____ day of ______________ 2000

BETWEEN:

(1)     [____________________________], a company  incorporated  in the  British
        Virgin Islands, with registration no. [________] (the "COMPANY"); and

(2)     MR. JOSEPH LI SHI YUEN of _____________________________________________
        _______________________________ (the "EXECUTIVE").

WHEREAS:

The Company wishes to employ the Executive and the Executive has agreed to serve the Company as Executive Director on the terms and conditions set out in this Agreement.

IT IS AGREED:

1.      APPOINTMENT AND TERM

1.1 The Company shall employ the Executive and the Executive shall serve the Company as Executive Director for a period of 3 years from the date of this Agreement.

1.2 This Agreement shall terminate automatically on the third anniversary of this Agreement.

2.      DUTIES

2.1     During his employment hereunder the Executive shall:

        (a) perform the duties and exercise the powers and functions which from time to time may reasonably be assigned to or vested in him by the Board of Directors (the "BOARD") in relation to the Company at such place or places both within and outside the Hong Kong Special Administrative Region of the People's Republic of China ("HONG KONG") as the Board shall determine;

        (b) during working hours devote the whole of his time, attention and ability to his duties hereunder and shall faithfully and loyally serve the Company to the best of his ability and use his utmost endeavours to promote its interests in all respects;

        (c) comply with all reasonable requests, instructions and regulations given or made by the Board (or by any one authorised by it) and promptly provide such explanations, information and assistance as to his activities or the business of the Company as the Board may reasonably require; and

        (d) not engage in any activities which would detract from the proper performance of his duties hereunder, nor without the prior written consent of the Board in any capacity including as director, shareholder, principal, consultant, agent, partner or employee of any other company, firm or person (save as the holder for investment of securities which do not exceed three per cent (3%) in nominal value of the share capital or stock of any class of any company quoted on a recognised stock exchange) engage or be concerned or interested directly or indirectly in any other trade, business or occupation whatsoever.

2.2     Notwithstanding the provisions of clause 2.1 the Company shall:

        (a) be entitled at any time to appoint another person or persons to act jointly with the Executive;

        (b) have the right to require the Executive at any time to carry out such special projects or functions commensurate with his abilities as the Company shall in its absolute discretion determine; and

        (c) be under no obligation to assign to or vest in the Executive any powers, duties or functions or to provide any work for the Executive and may at any time suspend the Executive from the performance of any duties or exclude him from any premises of the Company.

3.      REMUNERATION

3.1 As remuneration for his services hereunder the Company shall pay to the Executive a gross salary at the following rates (which shall be deemed to accrue from day to day) payable in arrears on or before the last day of each month such salary being inclusive of any fees to which the Executive may be entitled as a director of the Company:-

        (a) For the period from the date of this Agreement until 31st March 2001, at an annual rate of HK$1,500,000 which is equivalent to a rate of HK$125,000 per month;

        (b) For the period from 1st April 2001 until 31st December 2001, at an annual rate of HK$1,800,000 which is equivalent to a rate of HK$150,000 per month; and

        (c) For the period from 1st January 2002 until the third anniversary of this Agreement, at a rate to be agreed between the Board and the Executive.

3.2 The Executive shall be entitled to participate in the share incentive scheme, details of which are set out in the Schedule.

3.3 The Executive shall account to the appropriate authorities for all taxes payable by him under any applicable law or regulation in respect of all sums received by him hereunder and shall indemnify the Company for any losses, costs, or expenses incurred by the Company resulting from his failure to do so.

4.      PENSION AND INSURANCE BENEFITS

        The Executive shall be entitled to such pension, medical insurance and other benefits as are available generally to staff of the Company, as the Board may determine from time to time.

5.      EXPENSES

        The Executive shall adhere to the Payment Approval and Authorisation procedures as may be specified by the Company from time to time.

6.      ANNUAL LEAVE

6.1 In addition to statutory holidays the Executive shall be entitled to 21 working days' paid annual leave during each calendar year to be taken at such time or times as may be agreed with the Board. The Executive may not without the consent of the Board carry forward any unused part of his annual leave entitlement (except statutory entitlement) to a subsequent calendar year and no payment will be made in lieu of any accrued but unused annual leave. All annual leave will be taken to cover the statutory entitlement first.

6.2 For the calendar year during which the Executive's employment hereunder commences or terminates he shall be entitled to such proportion of his annual leave entitlement as the period of his employment in each such year bears to one calendar year. Upon termination of his employment for whatever reason he shall if appropriate either be entitled to a payment in lieu of any outstanding annual leave entitlement or be required to pay to the Company any salary received in respect of annual leave taken in excess of his proportionate annual leave entitlement.

7.      SICKNESS/INCAPACITY

7.1 If the Executive shall be prevented by illness, accident or other incapacity from properly performing his duties hereunder he shall report this fact forthwith to the Company Secretary's office and if he is so prevented for more than four consecutive days he shall provide an appropriate doctor's certificate.

7.2 If the Executive shall be absent from his duties hereunder owing to illness, accident or other incapacity duly certified in accordance with the provisions of clause 7.1 he shall be paid his full remuneration for the first 60 days of such absence and thereafter subject to the provisions of clause 10 such remuneration as the Board shall in its discretion allow PROVIDED THAT there shall be deducted from such remuneration any benefits payable to the Executive including any sums recoverable from a third party and any sums payable to the Executive under any permanent health insurance arrangements as may be offered to the Executive pursuant to Clause 4 above.

8.      CONFIDENTIAL INFORMATION

        The Executive shall not during his employment hereunder (save in the proper course thereof) or at any time after its termination for any reason whatsoever disclose to any person whatsoever or otherwise make use of any confidential or secret information which he has or may have acquired in the course of his employment concerning the business, affairs, finance, customers or trade connections of the Company or any of its suppliers, agents, distributors or customers and shall use his best endeavours to prevent the unauthorised publication or disclosure of any such confidential or secret information.

9.      RESTRICTIVE COVENANTS

9.1 Since the Executive will in the course of his employment hereunder have dealings with customers and obtain knowledge of the trade secrets and other confidential information in regard to the business of the Company, the Executive hereby agrees and undertakes with the Company that he shall not without the prior written consent of the Board (such consent to be withheld only so far as may be reasonably necessary to protect the legitimate interests of the Company):

(a) for a period of 36 months after the termination for whatever reason of his employment hereunder be engaged or interested (whether as a director, shareholder, principal, consultant, agent, partner or employee) in any business concern (of whatever kind) which shall in Hong Kong, Macau, Taiwan, Singapore, Thailand and the People's Republic of China be in competition with the Company in the provision of services or the manufacture, sale or supply of goods, being services or goods of a kind with which the Executive was concerned to a material extent during the period of one year prior to the termination of his employment with the Company PROVIDED ALWAYS that nothing in this clause 9.1(a) shall restrain the Executive from engaging or being interested as aforesaid in any such business concern in so far as his duties or work relate principally to services or goods of a kind with which the Executive was not concerned during the period of one year prior to the termination of his employment hereunder;

(b) for a period of 36 months after the termination for whatever reason of his employment hereunder either on his own behalf or on behalf of any other person, firm or company in respect of any services of a kind provided or any goods of a kind sold or supplied by the Company in respect of the provision or sale or supply of which the Executive may have been engaged during his employment with the Company:

        (i) canvass, solicit or approach or cause to be canvassed, solicited or approached for orders; or

        (ii)    directly or indirectly deal with

        any person, firm or company who at the date of the termination of this Agreement or within one year prior to such date is or was a client or customer of the Company or was in the habit of dealing under contract with the Company; and

(c) for a period of 36 months after the termination for whatever reason of his employment hereunder either on his own behalf or on behalf of any other person, firm or company:

        (i) directly or indirectly solicit or entice or endeavour to solicit or entice away from the Company any employee of executive or managerial status engaged in its or their business; and

        (ii) interfere or seek to interfere with the continuance of supplies to the Company (or the terms relating to such supplies) from any suppliers who have been supplying goods, materials or services to the Company at any time during the last year of his employment hereunder.

9.2 Whilst each of the restrictions in clauses 9.1(a), 9.1(b) and 9.1(c) are considered by the parties to be reasonable in all the circumstances as at the date hereof it is hereby agreed and declared that if any one or more of such restrictions shall be judged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company but would be valid if words were deleted therefrom the said restrictions shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other restriction contained herein.

10.     TERMINATION ON THE HAPPENING OF CERTAIN EVENTS

        The Company without prejudice to any remedy which it may have against the Executive for the breach or non-performance of any of the provisions of this Agreement may by notice in writing to the Executive forthwith determine this Agreement if the Executive shall:

        (a) become unable to pay his debts as they fall due or make any arrangement or composition with his creditors; or

        (b)     have been disqualified from being a director of the Company; or

        (c) be convicted of any criminal offence (other than an offence under road traffic legislation for which a penalty other than imprisonment is imposed); or

        (d) commit any act of dishonesty whether relating to the Company, other employees or otherwise; or

        (e) be guilty of any serious misconduct, any conduct tending to bring the Company or himself into disrepute, or any material breach or non-observance of an of the provisions of this Agreement or shall neglect, fail or refuse to carry out duties properly assigned to him hereunder; or

        (f) shall become of unsound mind or seriously ill so as to be unable to carry out the inherent requirements of this Agreement.

11.     OBLIGATIONS UPON TERMINATION OF EMPLOYMENT

        Upon the termination of his employment hereunder for whatever reason the Executive shall:

        (a) forthwith tender his resignation as a Director of the Company without compensation. To secure his obligation under this Agreement the Executive irrevocably appoints the Company to be his attorney in his name and on his behalf to sign any documents and do any things necessary to give effect thereto, if the Executive shall fail to sign or do the same himself;

        (b) deliver up to the Company all vehicles, keys, credit cards, correspondence, documents, specifications, reports, papers and records (including any computer material such as discs or tapes) and all copies thereof and any other property (whether or not similar to the foregoing or any of them) belonging to the Company which may be in his possession or under his control, and (unless prevented by the owner thereof) any such property belonging to others which may be in his possession or under his control and which relates in any way to the business or affairs of the Company or any supplier, agent, distributor or customer of the Company, and he shall not without written consent of the Board retain any copies thereof;

        (c) if so requested send to the Company Secretary a signed statement confirming that he has complied with clause 11(b); and

        (d) not at any time represent himself still to be connected with the Company.

12.     EFFECT OF TERMINATION OF THIS AGREEMENT

        The expiry or termination of this Agreement howsoever arising shall not operate to affect any of the provisions hereof which are expressed to operate or have effect thereafter and shall not prejudice the exercise of any right or remedy of either party accrued beforehand.

13.     OTHER TERMS AND CONDITIONS

13.1 The provisions of the Company's handbook (if any) shall apply to the Executive's employment hereunder except so far as inconsistent herewith.

13.2    The Executive's continuous employment began on __________________ _____.

13.3 If the Executive is dissatisfied with any disciplinary decision or if he has any grievance relating to his employment hereunder he should refer such disciplinary decision or grievance to the Board and the reference will be dealt with by discussion at and the decision of a Board Meeting.

14.     APPLICABLE LAW

        The laws of Hong Kong shall apply to this Agreement and the parties submit to the jurisdiction of the Hong Kong Court.

                                  The Schedule

                 Share incentives to be issued to the Executive

                                  (as attached)

IN WITNESS whereof this Agreement has been entered into the day and year first above written



SIGNED by                                   )
for and on behalf of [                      )
                                    ]       )
in the presence of :-                       )







SIGNED by                                   )
JOSEPH LI SHI YUEN                          )
in the presence of :-                       )





Acknowledged by :
                   ------------------------------------
                   For and on behalf of
                   NAM TAI ELECTRONICS, INC.

                         DATED                     2000
                              ---------------------



                            [                       ]


                                       and


                                  CHUI KAM WAI



                          -----------------------------

                                SERVICE AGREEMENT

                              as Executive Director

                          -----------------------------











                         [JOHNSON STOKES & MASTER LOGO]

                                    CONTENTS


1.      Appointment and Term

2.      Duties

3.      Remuneration

4.      Pension and Insurance Benefits

5.      Expenses

6.      Annual Leave

7.      Sickness/Incapacity

8.      Confidential Information

9.      Restrictive Covenants

10.     Termination on the Happening of Certain Events

11.     Obligations upon termination of employment

12.     Effect of Termination of this Agreement

13.     Other Terms and Conditions

14.     Applicable Law

                                SERVICE AGREEMENT

THIS AGREEMENT made the _____ day of ______________ 2000

BETWEEN:

(1)     [_____________________________], a company  incorporated  in the British
        Virgin Islands, with registration no. [___________] (the "COMPANY"); and

(2)     MR. CHUI KAM WAI of ___________________________________________________
        _______________________________ (the "EXECUTIVE").

WHEREAS:

The Company wishes to employ the Executive and the Executive has agreed to serve the Company as Executive Director on the terms and conditions set out in this Agreement.

IT IS AGREED:

1.      APPOINTMENT AND TERM

1.1 The Company shall employ the Executive and the Executive shall serve the Company as Executive Director for a period of 3 years from the date of this Agreement.

1.2 This Agreement shall terminate automatically on the third anniversary of this Agreement.

2.      DUTIES

2.1     During his employment hereunder the Executive shall:

        (a) perform the duties and exercise the powers and functions which from time to time may reasonably be assigned to or vested in him by the Board of Directors (the "BOARD") in relation to the Company at such place or places both within and outside the Hong Kong Special Administrative Region of the People's Republic of China ("HONG KONG") as the Board shall determine;

        (b) during working hours devote the whole of his time, attention and ability to his duties hereunder and shall faithfully and loyally serve the Company to the best of his ability and use his utmost endeavours to promote its interests in all respects;

        (c) comply with all reasonable requests, instructions and regulations given or made by the Board (or by any one authorised by it) and promptly provide such explanations, information and assistance as to his activities or the business of the Company as the Board may reasonably require; and

        (d) not engage in any activities which would detract from the proper performance of his duties hereunder, nor without the prior written consent of the Board in any capacity including as director, shareholder, principal, consultant, agent, partner or employee of any other company, firm or person (save as the holder for investment of securities which do not exceed three per cent (3%) in nominal value of the share capital or stock of any class of any company quoted on a recognised stock exchange) engage or be concerned or interested directly or indirectly in any other trade, business or occupation whatsoever.

2.2     Notwithstanding the provisions of clause 2.1 the Company shall:

        (a) be entitled at any time to appoint another person or persons to act jointly with the Executive;

        (b) have the right to require the Executive at any time to carry out such special projects or functions commensurate with his abilities as the Company shall in its absolute discretion determine; and

        (c) be under no obligation to assign to or vest in the Executive any powers, duties or functions or to provide any work for the Executive and may at any time suspend the Executive from the performance of any duties or exclude him from any premises of the Company.

3.      REMUNERATION

3.1 As remuneration for his services hereunder the Company shall pay to the Executive a gross salary at the following rates (which shall be deemed to accrue from day to day) payable in arrears on or before the last day of each month such salary being inclusive of any fees to which the Executive may be entitled as a director of the Company:-

        (a) For the period from the date of this Agreement until 31st March 2001, at an annual rate of HK$1,500,000 which is equivalent to a rate of HK$125,000 per month;

        (b) For the period from 1st April 2001 until 31st December 2001, at an annual rate of HK$1,800,000 which is equivalent to a rate of HK$150,000 per month; and

        (c) For the period from 1st January 2002 until the third anniversary of this Agreement, at a rate to be agreed between the Board and the Executive.

3.2 The Executive shall be entitled to participate in the share incentive scheme, details of which are set out in the Schedule.

3.3 The Executive shall account to the appropriate authorities for all taxes payable by him under any applicable law or regulation in respect of all sums received by him hereunder and shall indemnify the Company for any losses, costs, or expenses incurred by the Company resulting from his failure to do so.

4.      PENSION AND INSURANCE BENEFITS

        The Executive shall be entitled to such pension, medical insurance and other benefits as are available generally to staff of the Company, as the Board may determine from time to time.

5.      EXPENSES

        The Executive shall adhere to the Payment Approval and Authorisation procedures as may be specified by the Company from time to time.

6.      ANNUAL LEAVE

6.1 In addition to statutory holidays the Executive shall be entitled to 21 working days' paid annual leave during each calendar year to be taken at such time or times as may be agreed with the Board. The Executive may not without the consent of the Board carry forward any unused part of his annual leave entitlement (except statutory entitlement) to a subsequent calendar year and no payment will be made in lieu of any accrued but unused annual leave. All annual leave will be taken to cover the statutory entitlement first.

6.2 For the calendar year during which the Executive's employment hereunder commences or terminates he shall be entitled to such proportion of his annual leave entitlement as the period of his employment in each such year bears to one calendar year. Upon termination of his employment for whatever reason he shall if appropriate either be entitled to a payment in lieu of any outstanding annual leave entitlement or be required to pay to the Company any salary received in respect of annual leave taken in excess of his proportionate annual leave entitlement.

7.      SICKNESS/INCAPACITY

7.1 If the Executive shall be prevented by illness, accident or other incapacity from properly performing his duties hereunder he shall report this fact forthwith to the Company Secretary's office and if he is so prevented for more than four consecutive days he shall provide an appropriate doctor's certificate.

7.2 If the Executive shall be absent from his duties hereunder owing to illness, accident or other incapacity duly certified in accordance with the provisions of clause 7.1 he shall be paid his full remuneration for the first 60 days of such absence and thereafter subject to the provisions of clause 10 such remuneration as the Board shall in its discretion allow PROVIDED THAT there shall be deducted from such remuneration any benefits payable to the Executive including any sums recoverable from a third party and any sums payable to the Executive under any permanent health insurance arrangements as may be offered to the Executive pursuant to Clause 4 above.

8.      CONFIDENTIAL INFORMATION

        The Executive shall not during his employment hereunder (save in the proper course thereof) or at any time after its termination for any reason whatsoever disclose to any person whatsoever or otherwise make use of any confidential or secret information which he has or may have acquired in the course of his employment concerning the business, affairs, finance, customers or trade connections of the Company or any of its suppliers, agents, distributors or customers and shall use his best endeavours to prevent the unauthorised publication or disclosure of any such confidential or secret information.

9.      RESTRICTIVE COVENANTS

9.1 Since the Executive will in the course of his employment hereunder have dealings with customers and obtain knowledge of the trade secrets and other confidential information in regard to the business of the Company, the Executive hereby agrees and undertakes with the Company that he shall not without the prior written consent of the Board (such consent to be withheld only so far as may be reasonably necessary to protect the legitimate interests of the Company):

(a) for a period of 36 months after the termination for whatever reason of his employment hereunder be engaged or interested (whether as a director, shareholder, principal, consultant, agent, partner or employee) in any business concern (of whatever kind) which shall in Hong Kong, Macau, Taiwan, Singapore, Thailand and the People's Republic of China be in competition with the Company in the provision of services or the manufacture, sale or supply of goods, being services or goods of a kind with which the Executive was concerned to a material extent during the period of one year prior to the termination of his employment with the Company PROVIDED ALWAYS that nothing in this clause 9.1(a) shall restrain the Executive from engaging or being interested as aforesaid in any such business concern in so far as his duties or work relate principally to services or goods of a kind with which the Executive was not concerned during the period of one year prior to the termination of his employment hereunder;

(b) for a period of 36 months after the termination for whatever reason of his employment hereunder either on his own behalf or on behalf of any other person, firm or company in respect of any services of a kind provided or any goods of a kind sold or supplied by the Company in respect of the provision or sale or supply of which the Executive may have been engaged during his employment with the Company:

        (i) canvass, solicit or approach or cause to be canvassed, solicited or approached for orders; or

        (ii)    directly or indirectly deal with

        any person, firm or company who at the date of the termination of this Agreement or within one year prior to such date is or was a client or customer of the Company or was in the habit of dealing under contract with the Company; and

(c) for a period of 36 months after the termination for whatever reason of his employment hereunder either on his own behalf or on behalf of any other person, firm or company:

        (i) directly or indirectly solicit or entice or endeavour to solicit or entice away from the Company any employee of executive or managerial status engaged in its or their business; and

        (ii) interfere or seek to interfere with the continuance of supplies to the Company (or the terms relating to such supplies) from any suppliers who have been supplying goods, materials or services to the Company at any time during the last year of his employment hereunder.

9.2 Whilst each of the restrictions in clauses 9.1(a), 9.1(b) and 9.1(c) are considered by the parties to be reasonable in all the circumstances as at the date hereof it is hereby agreed and declared that if any one or more of such restrictions shall be judged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company but would be valid if words were deleted therefrom the said restrictions shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other restriction contained herein.

10.     TERMINATION ON THE HAPPENING OF CERTAIN EVENTS

        The Company without prejudice to any remedy which it may have against the Executive for the breach or non-performance of any of the provisions of this Agreement may by notice in writing to the Executive forthwith determine this Agreement if the Executive shall:

        (a) become unable to pay his debts as they fall due or make any arrangement or composition with his creditors; or

        (b)     have been disqualified from being a director of the Company; or

        (c) be convicted of any criminal offence (other than an offence under road traffic legislation for which a penalty other than imprisonment is imposed); or

        (d) commit any act of dishonesty whether relating to the Company, other employees or otherwise; or

        (e) be guilty of any serious misconduct, any conduct tending to bring the Company or himself into disrepute, or any material breach or non-observance of an of the provisions of this Agreement or shall neglect, fail or refuse to carry out duties properly assigned to him hereunder; or

        (f) shall become of unsound mind or seriously ill so as to be unable to carry out the inherent requirements of this Agreement.

11.     OBLIGATIONS UPON TERMINATION OF EMPLOYMENT

        Upon the termination of his employment hereunder for whatever reason the Executive shall:

        (a) forthwith tender his resignation as a Director of the Company without compensation. To secure his obligation under this Agreement the Executive irrevocably appoints the Company to be his attorney in his name and on his behalf to sign any documents and do any things necessary to give effect thereto, if the Executive shall fail to sign or do the same himself;

        (b) deliver up to the Company all vehicles, keys, credit cards, correspondence, documents, specifications, reports, papers and records (including any computer material such as discs or tapes) and all copies thereof and any other property (whether or not similar to the foregoing or any of them) belonging to the Company which may be in his possession or under his control, and (unless prevented by the owner thereof) any such property belonging to others which may be in his possession or under his control and which relates in any way to the business or affairs of the Company or any supplier, agent, distributor or customer of the Company, and he shall not without written consent of the Board retain any copies thereof;

        (c) if so requested send to the Company Secretary a signed statement confirming that he has complied with clause 11(b); and

        (d) not at any time represent himself still to be connected with the Company.

12.     EFFECT OF TERMINATION OF THIS AGREEMENT

        The expiry or termination of this Agreement howsoever arising shall not operate to affect any of the provisions hereof which are expressed to operate or have effect thereafter and shall not prejudice the exercise of any right or remedy of either party accrued beforehand.

13.     OTHER TERMS AND CONDITIONS

13.1 The provisions of the Company's handbook (if any) shall apply to the Executive's employment hereunder except so far as inconsistent herewith.

13.2    The Executive's continuous employment began on .

13.3 If the Executive is dissatisfied with any disciplinary decision or if he has any grievance relating to his employment hereunder he should refer such disciplinary decision or grievance to the Board and the reference will be dealt with by discussion at and the decision of a Board Meeting.

14.     APPLICABLE LAW

        The laws of Hong Kong shall apply to this Agreement and the parties submit to the jurisdiction of the Hong Kong Court.

                                  The Schedule

                 Share incentives to be issued to the Executive

                                  (as attached)

IN WITNESS whereof this Agreement has been entered into the day and year first above written




SIGNED by                                   )
for and on behalf of[                       )
                                    ]       )
in the presence of :-                       )







SIGNED by                                   )
CHUI KAM WAI                                )
in the presence of :-                       )




Acknowledged by :
                   -------------------------------
                   For and on behalf of
                   NAM TAI ELECTRONICS, INC.

                                   SCHEDULE 7

                            FORM OF LOCK-UP AGREEMENT

NAM TAI ELECTRONICS, INC.
[Address]:



Dear Sirs,

To induce you to enter into that certain Agreement relating to the sale and purchase of the entire issued share capital of J.I.C. Group (BVI) Limited (the "Agreement") dated September __, 2000 by and between Nam Tai Electronics, Inc. (the "Company"), and the undersigned as the Seller named therein (the "Seller") and in consideration thereof and pursuant to Section __ of the Agreement, the undersigned Seller agrees that, for a period of two (2) years from the Completion Date of the Agreement (the "Lock-up Period"), not to offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock of the Company acquired directly by the undersigned pursuant to the Agreement (the "Nam Tai Common Stock"). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of the Nam Tai Common Stock during the Lock-up Period, even if such Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions includes, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Nam Tai Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Nam Tai Common Stock. The undersigned further agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Nam Tai Common Stock held by the undersigned except in compliance with this Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of California, applicable to contracts made and to be performed in the State of California. The undersigned irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the State of California in any suit or proceeding based on or arising under this Lock-Up Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The undersigned irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The undersigned further agrees that service of process upon such party mailed by first class mail to the address set forth in Clause 12 of the Agreement for Notices shall be deemed in every respect effective service of process upon the undersigned in any such suit or proceeding. Nothing herein shall affect the right of to serve process in any other manner permitted by law. The undersigned agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

Date: ________________, 2000

                                            ------------------------------------
                                                        (Signature)


                                            ------------------------------------
                                                     (Type or Print Name)

EXECUTED by the parties

SIGNED BY Mr. Li Shi Yuen Joseph            )    For and on behalf of
for and on behalf of                        )    J.I.C. Holdings (B.V.I.) Ltd.
J.I.C. HOLDINGS (B.V.I) LIMITED             )
in the presence of:-                        )    /s/ [Signature illegible]
                                                 ------------------------------

Witnessed by


/s/ [Signature illegible]
-------------------------------------
Name:  Leung Wai Hung Neville
Title: Solicitor, Hong Kong SAR
       Messrs. Lam & Leung


SIGNED, SEALED AND DELIVERED BY             )
MR. LI SHI YUEN, JOSEPH                     )    /s/ [Signature illegible]
       ------------------------                  ------------------------------



Witnessed by


/s/ [Signature illegible]
-------------------------------------
Name:  Leung Wai Hung Neville
Title: Solicitor, Hong Kong SAR
       Messrs. Lam & Leung



SIGNED, SEALED AND DELIVERED BY             )
MR. CHUI KAM WAI                            )    /s/ [Signature illegible]
       ------------------------                  ------------------------------


Witnessed by


/s/ [Signature illegible]
-------------------------------------
Name:  Leung Wai Hung Neville
Title: Solicitor, Hong Kong SAR
       Messrs. Lam & Leung

For and on behalf of                        )
                                            )
NAM TAI ELECTRONICS, INC.                   )
                                            )      /s/ M.K. Koo
by Mr. M.K. Koo                             )    -------------------------------


Witnessed by


/s/ Martin Scott Robertson
-------------------------------------
Name:  Martin Scott Robertson
Title: Solicitor, Hong Kong SAR

                                   EXHIBIT "A"

                              THE AUDITED ACCOUNTS

                                   EXHIBIT "B"

                             THE MANAGEMENT ACCOUNTS